UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Albany International Corp.

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March 28, 2018

To the Stockholders of Albany International Corp.:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Albany International Corp., which will be held at The One Hundred Club, 100 Market Street, Suite 500, Portsmouth, New Hampshire, at 9:00 a.m. on Friday, May 11, 2018.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, you are urged to vote and submit your proxy promptly by phone, online, or by signing, dating, and returning a proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you plan to attend the meeting, and have requested and received physical copies of these meeting materials, please so indicate on the enclosed proxy card so that we can make the necessary arrangements. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

Information about the meeting, including a description of the various matters on which the stockholders will act, can be found in the accompanying Notice of Annual Meeting and Proxy Statement. The Annual Report for the fiscal year ended December 31, 2017, also accompanies these materials.

Sincerely yours,

ERLAND E. KAILBOURNE	OLIVIER JARRAULT
Chairman of the Board	President and Chief Executive Officer

ALBANY INTERNATIONAL CORP.

216 Airport Drive, Rochester, New Hampshire 03867

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2018

The Annual Meeting of Stockholders of Albany International Corp. will be held at The One Hundred Club, 100 Market Street, Suite 500, Portsmouth, New Hampshire, on Friday, May 11, 2018, at 9:00 a.m. Eastern Time, for the following purposes:

1.	To elect ten Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;
2.	to ratify the appointment of KPMG LLP as our independent auditor;
3.	to approve, by nonbinding vote, executive compensation;
4.	to approve a new Directors’Annual Retainer Plan, increasing the stock portion of each Director’s annual retainer from $70,000 to $90,000 and extending the term of the plan; and
5.	to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on March 19, 2018, will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience by telephone, online, or by signing, dating, and returning a proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

CHARLES J. SILVA, JR.
Secretary

March 28, 2018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. (“the Company”), 216 Airport Drive, Rochester, New Hampshire, of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 11, 2018, and at any adjournment or adjournments thereof.

Voting Procedures

Each properly executed proxy in the accompanying form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which we did not have notice prior to February 12, 2018, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement, and (4) matters incident to the conduct of the meeting, or any other matters as may properly come before the meeting. A proxy may be revoked at any time prior to the voting thereof.

If a stockholder is a participant in our Dividend Reinvestment Plan (sponsored by our transfer agent, Computershare) or the Albany International Corp. ProsperityPlus 401(k) Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder’s accounts in such plans. In order for the plan trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 p.m. Eastern Time on May 7, 2018.

This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about March 28, 2018.

The only persons entitled to vote at the Annual Meeting (including any adjournment or adjournments) are holders of record at the close of business on March 19, 2018, of the Company’s Class A and Class B Common Stock outstanding on such date. As of March 19, 2018, there were 29,016,334 shares of the Company’s Class A Common Stock outstanding and 3,233,998 shares of our Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on each matter to be voted upon.

Under our By Laws, a copy of which is available at the Corporate Governance section of our website (www.albint.com), the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares present in person or by proxy and entitled to vote is required for the election of directors. A majority of the voting power of our Class A Common Stock and Class B Common Stock present in person or by proxy, voting together as a single class, is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote that abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote and thus will have the same effect as a vote “Against” each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).

Under New York Stock Exchange rules, brokerage firms are permitted to vote in their discretion on certain routine matters on behalf of clients who have been requested to provide voting instructions, and have failed to do so by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion as to any contested action, any authorization for a merger or consolidation, any equity-compensation plan or other matter related to executive compensation, any election of directors, or any matter that may affect substantially the rights or privileges of stockholders. In such a case, broker “nonvotes” are treated as shares that are present at the meeting but fail to vote. The Company anticipates that brokerage firms will be able to vote in their discretion only on the proposal to ratify the selection of KPMG LLP as independent auditor. Broker “nonvotes” will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is present.

ELECTION OF DIRECTORS

All of the members of the Board of Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to our By Laws, the Board of Directors may increase or decrease the number of directors from time to time, but not to fewer than three. The Board of Directors has determined that, until further action by the Board, the number of directors of the Company, from and after the time of the 2018 Annual Meeting of Stockholders, shall be ten. Accordingly, the number of directors to be elected at the 2018 Annual Meeting of Stockholders is ten. The Board of Directors has nominated for election the ten persons listed below. All of the nominees are currently serving as directors, with the exception of Lee C. Wortham. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the ten persons listed below. If, at the time of the meeting, any nominee is unable, or for good cause unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of directors. The biographical sketches of each nominee below highlight some of the specific experience, qualifications, attributes or skills that contributed to his or her selection by the Board.

CHRISTINE L. STANDISH has been a Director of the Company since 1997. From 1989 to 1991, she served the Company as a Corporate Marketing Associate, and was previously employed as a Graphic Designer for Skidmore, Owings & Merrill. She is a director and executive officer of J. S. Standish Company. J. S. Standish Company and related persons old in the aggregate shares entitling them to cast a majority of the combined votes entitled to be cast by all stockholders of the Company. As the Board seeks to safeguard and promote the interests of the Company’s stockholders, oversee Company management, and otherwise discharge its fiduciary obligations, Ms. Standish is able to provide a direct perspective as the representative of one of the Company’s largest stockholder groups. Age 52.

ERLAND E. KAILBOURNE has been a Director of the Company since 1999 and Chairman of the Board since May 2008. He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a banking ubsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997, and also served as Vice Chairman of the State University of New York from 1995 until 1999. He is a Director of Financial Institutions, Inc., Rand Capital Corporation, Allegany Co-op Insurance Company and Rev LNG, LLC. Mr. Kailbourne’s broad perience as a director on numerous boards of public and private companies and foundations, his 37 years of experience in banking and finance, and his operational experience as chief executive officer of large organizations make him a valuable addition to the board of any public or private company, especially in oversight of risk management, liquidity, and inance matters. Age 76.

JOHN F. CASSIDY, JR. has been a Director of the Company since November 2005. From 1998 to May 2005, he served as Senior Vice President, Science and Technology, at United Technologies Corp. (“UTC”), a diversified company with extensive aerospace operations. He previously served as Vice President and Director of UTC’s Research Center from 991 to 1998, and as Director of Technology Management from 1989 to 1991. He also served at the General Electric Corporate Research and Development Laboratories from 1981 to 1988. Dr. Cassidy is a member of the Board of Trustees of Rensselaer at Hartford, and a former member of the Connecticut Academy of Science and Engineering. He serves on the Board of Directors of the Connecticut Technology Council, the Detroit-based Convergence Electronics Transportation Association, and the Convergence Educational Foundation. Mr. Cassidy’s extensive background in research and development, program management, and product development are valuable attributes for oversight of the Company’s research and development operations as well as its Albany Engineered Composites segment, which seeks to grow as a key supplier to customers in the aerospace industry. Age 74.

EDGAR G. HOTARD has been a Director of the Company since November 2006. He has served as a Venture Partner at ARCH Venture Partners since September 2004, and as a senior adviser to Warburg Pincus Asia for their energy and industrial sectors since July 2013. Mr. Hotard retired as President and Chief Operating Officer of Praxair, Inc. in 1999. In 1992, he co-led the spin-off of Praxair from Union Carbide Corporation, where he served as Corporate Vice President. From 2000 until 2012, Mr. Hotard served as an adviser to, and nonexecutive Chairman of, the Monitor Group (China). Mr. Hotard is also a member of the Board of Directors of Jason Inc., Baosteel Metals Co., Ltd., Koning Corp. and US China Partnerships, a Houston-based non-profit organization. Within the past five years he has also served on the boards of directors of Quinpario Acquisition Corp., Trelys, Inc., Global Industries Corporation, Solutia Inc. and Shona Energy Company, Inc. He was a founding sponsor of the China Economic and Technology Alliance and of a joint MBA program between Renmin University, Beijing, and the School of Management, State University of Buffalo, New York. In 2000 he received the Great Wall Award for his contributions to the economic development of the Beijing Municipality. Mr. Hotard has experience managing a large global enterprise, assisting companies in developing and implementing their business strategy, building business relationships in Asia and China, and accessing capital markets. In the course of his career, he has worked with a number of senior government and business leaders in Asia and China. His background, understanding, and business relationships are helpful as the Board oversees management’s efforts to address shifting demand toward Asia, and China in particular, in its core Machine Clothing business, as well as its expanded operations in Asia. Age 74.

JOHN R. SCANNELL has been a Director of the Company since February 2012. He has served as Chairman and Chief Executive Officer of Moog Inc., a worldwide designer, manufacturer, and integrator of high-performance precision motion and fluid control systems for a broad range of applications, since January 2014. Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Ireland and later became Operations Manager of Moog GmbH in Germany. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group in East Aurora, New York, as the Boeing 787 Program Manager. He was named Moog’s Director of Contracts and Pricing in 2005. Mr. Scannell was elected Vice President of Moog in 2005 and Chief Financial Officer in 2007, a position he held until December 2010, at which time he was appointed President and Chief Operating Officer. In December 2011, he was named Moog’s Chief Executive Officer. Mr. Scannell also serves on the Board of M&T Bank. Mr. Scannell’s range of management experience in engineering, operations management, contracts, and finance, along with his in-depth knowledge of the aerospace markets, products, and technologies, make him highly qualified to serve as a Director. In addition to an M.B.A. from Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. Age 54.

KATHARINE L. PLOURDE has been a Director of the Company since May 2013. She was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) until November 1997. Since that time, she has engaged in private investing. She previously served as a director of Pall Corporation, a global provider of filtration, separation and purification products and systems, from 1995 until its acquisition by Danaher Corporation in 2015, and of OM Group Inc. (OMG), a provider of specialty chemicals, advanced materials and technologies, from 2002 until OMG was acquired by Apollo Global Management in 2015. She also previously served as lead independent director of OMG and on the audit committees of OMG and Pall. She has also served on the board of directors of Evercore Equity Fund, a publicly traded mutual fund, since November 2014. As a result of her tenure at DLJ and two other investment firms, Ms. Plourde brings significant analytical and financial expertise to the Board in a number of critical areas, including investor relations, financial reporting, accounting, corporate finance, and capital markets. Ms. Plourde’s years of service on the nominating/governance committees at Pall and OM Group have also given her significant Board governance experience, and contributed to her expertise on governance issues generally. Age 66.

A. WILLIAM HIGGINS has been a Director of the Company since September 2016. Mr. Higgins currently serves as a director of Kaman Corporation, a diversified aerospace and industrial distribution company, where he is chairman of the finance committee and a member of the corporate governance committee, and Bristow Group Inc., a global industrial aviation services provider. He served as Chairman, Chief Executive Officer and President of CIRCOR International, Inc. from 2008 to 2012. Prior to March 2008, Higgins held the offices of President and Chief Operating Officer and Executive Vice President and Chief Operating Officer of CIRCOR. Prior to joining CIRCOR in 2005, he spent thirteen years in a variety of senior management positions with Honeywell International and AlliedSignal. Leslie Controls, Inc., a wholly owned subsidiary of CIRCOR and an entity for which Mr. Higgins served as a director and Vice President, filed for bankruptcy protection in July 2010 in order to eliminate certain asbestos litigation liabilities. The subsidiary successfully emerged from bankruptcy the following year. Mr. Higgins’s professional background as a chief operating officer, president, chief executive officer and chairman of a public company, as well as his prior experience at Honeywell and Allied Signal, provides the Board with additional valuable perspective on talent development, international operations and global strategic development, lean manufacturing and continuous improvement processes, and the aerospace and defense industries. Age 59.

KENNETH W. KRUEGER has been a Director of the Company since December 2016. Mr. Krueger currently serves as the Chairman of the Board of Manitowoc Company, Inc. He has been a member of the Manitowoc Board of Directors since 2004. From October 2015 until March 2016, he also served as Manitowoc’s interim President and CEO. Mr. Krueger served as Chief Operating Officer of Bucyrus International, Inc., a global manufacturer of mining equipment, from 2006 to 2009, having previously served as Executive Vice President from 2005 to 2006. Mr. Krueger also served as Senior Vice President and Chief Financial Officer of A.O. Smith Corp., a global manufacturer of water heating and treatment systems, from 2000 to 2005, and as Vice President, Finance and Planning for the Hydraulics, Semiconductor and Specialty Controls business segment of Eaton Corporation in 1999 and 2000. Mr. Krueger has served as a director of Douglas Dynamics, Inc. since 2012, where he is currently chair of the audit committee and also serves on the compensation and nominating and governance committees. Mr. Krueger’s contributions to the Company’s Board include his experience as a chief operating officer, chief executive officer and chairman of a public company, and his board experience at other public companies, as well as his prior treasury and financial reporting experience. Age 61.

OLIVIER M. JARRAULT has been a Director of the Company, as well as the Company’s President and CEO, since March 2, 2018. From 2001 until 2016, Mr. Jarrault served as an Executive Vice President and Group President for Alcoa Engineered Products and Solutions (“EPS”), leading a portfolio of global advanced-technology components manufacturing businesses serving a number of markets, including aerospace, industrial gas turbines, commercial transportation, and building and construction. Prior to being named President of EPS, Mr. Jarrault served in a number of senior management positions at Alcoa — including as Chief Operating Officer of EPS from 2010 until 2011 and President of Alcoa Fastening Systems from 2002 until 2010 — as well as at Fairchild Fasteners and LISI Aerospace. Mr. Jarrault’s experience leading a diverse portfolio of manufacturing businesses across a broad and diverse market spectrum; his talent for organizational leadership; and his particular experience in aerospace, leading a global Tier 1 aerospace supplier through a period of significant growth, both organically and through acquisition, make him well suited to lead the Company through its next stages of growth and maturity, and a valuable addition to the Board. Age 56.

LEE C. WORTHAM has been a partner at Barrantys LLC, a consultant and provider of investment, estate-planning, tax and wealth management services, since 2007. As a partner at Barrantys, he has been an adviser to the Standish family for many years, and is a director and executive officer of the J.S. Standish Company. From 2005 to 2007, he served as Executive Vice President at First Niagara Financial Group, Inc., where his responsibilities included wealth management, risk management, and corporate marketing, and from 1999 to 2005 he was Executive Vice President of Global Private Client Services, Product Development, and Central Operations at The Bank of New York. Mr. Wortham held several positions at Chase Manhattan Bank and Chemical Bank (currently JP Morgan Chase & Co.) from 1985 to 1999, including leading the Global Private Bank’s activities in Europe, the Middle East, and Africa while based in London, England. He started his career at M&T Bank in retail banking from 1980 to 1985. Mr. Wortham has been a director of Evans Bancorp, Inc., since 2011, and currently serves as Vice Chairman. Mr. Wortham’s extensive experience in the financial services industry makes him a valuable member of our Board; as a long-time advisor to the Standish family, and director and executive officer of the J.S. Standish Company, his membership also maintains continuity with the Standish family, the Company’s controlling shareholder, as John C. Standish retires from the Board at the end of his current term. Age 60.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
ALL OF THE NOMINEES FOR ELECTION

CORPORATE GOVERNANCE

Board Leadership Structure. Since becoming a public company in 1984, the Company has at times operated under a board leadership structure with the roles of Chief Executive Officer and Board Chairman combined, while at other times the positions of the Chairman and the top executive officer have been separated. At certain times during which the Chief Executive Officer also served as Chairman, a non-management Board member has served as Lead Director. Erland E. Kailbourne, a non-management independent Board member, has served as Board Chairman since 2008.

The Board of Directors expects the Chairman of the Board to function as a liaison and independent conduit between the members of the Board and the Company’s Chief Executive Officer between meetings of the Board, and to preside over meetings of, and provide leadership to, the non-management members of the Board. The Chairman is also primarily responsible for setting Board meeting agendas, in cooperation with the Chief Executive Officer and Secretary. (Other responsibilities of the Chairman are described in the Company’s Corporate Governance Guidelines. The Chairman is also empowered to delegate some of these duties, in his or her discretion, to a Vice Chairman.) The Board has found that having a non-management director function in this role, whether as a “lead director” or as Chairman, facilitates communication, helps ensure that issues of concern to non-management directors are given an opportunity for discussion at meetings, and contributes generally to a more effective use of management and Board time. The Board also believes the current board leadership has served the Company well, allowing the Chief Executive Officer to devote his attention to the management of the Company during what has been a challenging and dynamic period. The Board engages in an annual self-evaluation process to determine whether the Board is discharging its responsibilities and operating effectively, and to consider changes in membership, structure, or process that could improve performance. While we believe that the current Board leadership structure is appropriate, it is possible that alternative Board leadership structures, including those that combine the offices of Chairman and Chief Executive Officer, could be appropriate for the Company under different circumstances.

Risk Oversight. The Board of Directors oversees the Company’s risk management processes. The Company’s Chief Executive Officer reviews with the Board, at each regularly scheduled quarterly meeting, the most significant top-level enterprise risks facing the Company, and the processes by which the Company mitigates such risks. This top-level review is supported by periodic (but no less than quarterly) formal review by senior management of all significant enterprise risks, facilitated by the Chief Financial Officer. The Board requests that management, from time to time, supplement this top-level review with a more detailed analysis of one or more specific risks, selected by the Board, including related mitigation actions. The Board also reviews management’s annual operating plan and strategic plan to ensure that they are consistent with, and appropriately address, the Company’s risks and risk management processes. The Audit Committee is responsible for assisting the Board in its oversight of the Company’s risk management processes. The Audit Committee periodically reviews the adequacy of the processes by which the Company handles risk assessment and risk management, and discusses such processes with management, the Company’s internal audit function and the independent auditor. The Committee receives periodic reports from the Company’s finance department regarding liquidity and other financial risks; from the finance and internal audit function regarding internal control risks; and from the finance, legal, and internal audit departments regarding processes for addressing fraud, legal and compliance risks, and the adequacy of the Company’s disclosure controls and procedures. Each year, the Committee reviews the results of management’s annual fraud risk assessment. It also periodically reviews and discusses cyber-security risks to the Company with the Company’s Chief Information Officer and the internal audit function, and reviews and discusses with senior management the risk factors disclosed by the Company in its periodic filings with the Securities and Exchange Commission before such filings are made.

Although the Board oversees the Company’s risk management, day-to-day management of risk remains the responsibility of management.

Director Independence. The Corporate Governance Rules of the New York Stock Exchange (“the NYSE Rules”) provide that a company of which more than 50% of the voting power is held by an individual, a group, or another company will be considered to be a “controlled company.” As of March 19, 2018, the J. S. Standish Company, directly or indirectly, held voting and investment control of shares entitling it to cast approximately 53% of the combined votes entitled to be cast by all stockholders of the Company. Directors Christine Standish and John Standish (the “Standish Directors”), and nominee Lee C. Wortham, are executive officers and board members of J. S. Standish Company. As a controlled company under the NYSE Rules, the Company has elected to avail itself of the provisions of the NYSE Rules exempting a controlled company from certain requirements of the NYSE

Rules, including that the Compensation and Governance Committees be composed entirely of independent directors (as independence is defined by the NYSE Rules). The Board of Directors has determined, however, that all of the members of the Audit Committee are independent. The Board is not required to make this determination with respect to any other director, and it has not done so. A description of transactions, relationships, or arrangements (if any) considered by the Board in making these determinations is set forth in the Audit Committee discussion below.

Meeting Attendance. The Board of Directors met 12 times in 2017. Each incumbent director attended (in person or by telephone) 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served. It is the policy of the Company that all persons who are candidates for election to the Board of Directors at an Annual Meeting of Stockholders should attend that meeting (either in person or, if necessary, by telephone). All of the candidates for election to the Board of Directors who were also candidates in 2017 attended the 2017 Annual Meeting of Stockholders.

Committees. The standing committees of the Board of Directors are the Governance Committee, the Audit Committee, and the Compensation Committee. During 2017, the Governance Committee met five times, the Audit Committee met 12 times, and the Compensation Committee met five times.

Governance Committee. The Governance Committee reviews and recommends changes to the Company’s Corporate Governance Guidelines and governance and management structure; evaluates the effectiveness of the Board of Directors, its committees, and the directors; recommends to the Board of Directors the persons to be nominated for election as directors; and reviews management succession planning. A copy of the Charter of the Governance Committee is available at the Corporate Governance section of our website (www.albint.com). The current members of our Governance Committee are Katharine L. Plourde, John F. Cassidy, Jr. (Chair) and Christine L. Standish. Board Chair Erland E. Kailbourne also participates in Committee meetings as an ex officio nonvoting member. Directors Plourde, Cassidy and Standish each served on the Committee during all of 2017.

The Governance Committee considers, on an ongoing basis, the skills, background, and experience that should be represented on the Board of Directors and its committees, the performance of incumbent directors, the appropriate size of the Board of Directors, potential vacancies on the Board, and other factors relating to the efficacy of the Board. The Committee and the Board seek to maintain a group of Board members that, in the aggregate, possesses the skills, background, and experience necessary and desirable to address effectively the issues and challenges the Company will confront. The Board does not expect that any single member will possess all of these attributes, and therefore seeks to accomplish this by selecting candidates with diverse skills and backgrounds. The Committee discusses with the Board, at least annually, the various qualifications and skills that should be represented on the Board and its committees, taking into account the nature of the business and the objectives of the Company as they may evolve over time. The Committee also reviews, on an annual basis, the performance of the sitting members of the Board, and makes recommendations to the Board regarding those directors to be nominated for reelection by the stockholders.

The Governance Committee employs professional consultants for this purpose, and members of the Committee also communicate with knowledgeable persons on a continuing basis to identify potential candidates for Board membership. Any qualified potential candidates so identified are then discussed by the Committee and the Board, and if the potential candidate appears likely to be a substantial addition to the Board, he or she is then interviewed by members of the Committee and the Board. The Governance Committee then considers the reports of the interviews and other information that has been gathered and determines whether to recommend to the Board of Directors that the person be elected as a director. The Committee has retained the director search firm of G. Fleck/Board Services since 2011 to assist in identifying and evaluating potential Board members. Directors Scannell, Plourde, Higgins and Krueger were each initially recommended to the Committee by G. Fleck/Board Services.

Stockholders may send recommendations of persons to be considered by the Governance Committee for nomination for election as directors to: Chair, Governance Committee, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867. Our Corporate Governance Guidelines, a copy of which is available at the Corporate Governance section of our website (www.albint.com), set forth criteria to be employed by the Governance Committee and the Board of Directors in determining whether a person is qualified to serve as a director of the Company. Recommendations by stockholders should include information relevant to these criteria. The Governance Committee will give consideration to persons recommended by stockholders in the same manner that it employs when considering recommendations from other sources.

With the exception of Lee C. Wortham, all of the nominees for election as directors at the 2018 Annual Meeting are current Board members standing for election or reelection by the stockholders.

Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities in a number of key areas, including:

•	the integrity of our financial statements, financial reporting process, and internal controls;
•	the performance of our internal audit function;
•	our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and
•	the annual independent audit of our financial statements, including the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance.

The Committee’s charter sets forth a number of the Committee’s specific responsibilities in each of these areas.

The Committee discharges its responsibilities related to financial reporting by, among other things:

•	reviewing and discussing with management each quarterly earnings release, as well as other financial communications, and all quarterly reports on Form 10-Q or annual reports on Form 10-K;
•	after the completion of each annual audit, and before the filing of the Form 10-K, reviewing and discussing with the independent auditors, the head of internal audit, and senior management, among other things: (1) any significant audit findings, and management’s responses to such findings, (2) any significant changes in audit scope, and (3) any difficulties encountered during the course of the audit;
•	periodically reviewing and discussing with the independent auditor, management, and the head of the internal audit function, the acceptability and quality of our accounting policies, the clarity of our financial disclosures, and any weaknesses in our system of internal controls; and
•	periodically reviewing, evaluating and discussing with management the qualifications, performance and depth of the Company’s financial personnel.

As part of its oversight of our internal audit function, the Committee reviews and approves the annual internal audit plan, and reviews, at least quarterly, the reports and findings of plan activities with the head of the department, senior management and the independent auditor. The Committee also evaluates the performance of the department at least annually, with input from management and the independent auditor.

The Audit Committee has established procedures for the receipt, retention and treatment of communications (including anonymous communications) relating to questionable accounting, auditing or internal control matters, violations of laws or regulations to which the Company is subject, or violations of the Company’s Business Ethics Policy or Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Controller. Our Business Ethics Policy describes various means by which such communications may be reported (see “Available Information” on page 10.) The Committee has direct access to any complaints made to the Company’s whistleblower hotline that relate to accounting, auditing, internal controls, or alleged violations of the Business Ethics Policy, and oversees the investigation and resolution of all such complaints by the Company’s legal department and compliance function. The Committee also serves as the Company’s “Qualified Legal Compliance Committee” pursuant to the rules of the Securities and Exchange Commission with respect to Section 307 of the Sarbanes-Oxley Act, and is responsible for the review and resolution of all reports of “material violations” subject to Section 307. The Committee is also charged with reviewing any complaints or concerns relating to accounting, auditing, or internal controls matters that are communicated to the Chair of the Committee pursuant to the Company’s “up-the-ladder” reporting process for responding to such communications. The Committee is also responsible for evaluating all related-party transactions, and for recommending to the Board whether any such transaction should be ratified or approved.

The Committee is solely responsible, in accordance with the NYSE rules, for the appointment of our independent auditors. The Committee is also responsible for the evaluation of the independence, performance and qualifications of our independent auditors, and reviewing and approving their compensation. (See “RATIFICATION OF INDEPENDENT AUDITORS” on page 40.)

A copy of the current charter of the Audit Committee is available at the Corporate Governance section of our website (www.albint.com). The current members of the Audit Committee are Edgar G. Hotard, Erland E. Kailbourne, Katharine L. Plourde (Chair) and Kenneth W. Krueger. All of the current members served during all of 2017.

The Audit Committee has provided the following report:

The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP (“KPMG”), the financial statements for 2017, including management’s report with respect to internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”), and has received from KPMG the written disclosures and the communications relating to KPMG’s independence required by PCAOB rules. The Audit Committee has discussed with KPMG its independence, and has considered whether the provision by KPMG of the services referred to below under “RATIFICATION OF INDEPENDENT AUDITORS” is compatible with maintaining the independence of KPMG.

Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited statements for 2017 be included in the Company’s Annual Report on Form 10-K for 2017 filed with the Securities and Exchange Commission.

The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, is the responsibility of the Company’s management. The Company’s independent auditors (KPMG) are responsible for auditing the Company’s financial statements and internal controls over financial reporting. The Audit Committee monitors and reviews these processes. As required by the NYSE Rules, the Board of Directors has determined that, in their judgment, all of the members of the Audit Committee are “financial experts” as such term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission, and are “financially literate” and have “accounting or related financial management expertise” as required by NYSE rules. The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing.

The Charter of the Audit Committee provides that the members of the Committee are entitled to rely, and they do rely, on advice, information, and representations that they receive from the independent auditors, management, and the head of the Company’s Internal Audit function. Accordingly, the review, discussions, and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent auditors are, in fact, “independent.”

The Audit Committee:

Katharine L. Plourde, Chair
Erland E. Kailbourne
Edgar G. Hotard
Kenneth W. Krueger

The Board of Directors has determined that none of the members of the Audit Committee has any relationship with the Company that may interfere with the exercise of his or her independence from management and the Company and, on that basis, has determined that each of them is “independent” within the meaning of the Sarbanes-Oxley Act and the NYSE Rules. In making this determination, the Board considered, after due inquiry, the lack of any transactions, relationships, or arrangements between the Company and each member of the Committee.

The Board of Directors believes that all of the current members of the Audit Committee are well qualified to perform the functions for which the Committee is responsible.

Compensation Committee. The Compensation Committee is generally responsible for determining the compensation of our directors and executive officers. A copy of the Committee’s charter is available at the Corporate Governance section of our website (www.albint.com). The current members of the Compensation Committee are A. William Higgins (Chair), John F. Cassidy, Jr., John Scannell and John Standish.

As specified in its charter, the Compensation Committee is directly responsible for determining the compensation of the Company’s Chief Executive Officer as well as the other senior executive officers of the Company. The Committee also assists the Board of Directors in the creation and implementation of employee compensation, incentive, and benefit policies and plans; administers (or oversees the administration by management of) pension and other employee benefit plans; and approves grants and awards under our incentive plans (except for awards intended to preserve deductibility under Section 162(m) of the Internal Revenue Code, which awards are approved by a separate committee of independent directors designated for such purpose). These duties and responsibilities may be delegated to a subcommittee comprising one or more members of the Committee.

The Committee’s charter indicates that input from management is both expected and in some instances required in connection with the Committee’s exercise of its responsibilities. See “The Role of Executive Officers” on page 15.

In addition, the Committee’s charter charges the Committee with the responsibility to obtain advice and assistance from outside legal or other advisers or consultants as the Committee may from time to time deem appropriate, and to determine the compensation and other terms of service of such advisers and consultants. The Committee has exclusive power to select, retain, and terminate the services of any such advisers or consultants to assist in evaluating the compensation of the Chief Executive Officer or senior executives, and sole power to determine the compensation and other terms of service of such consultants. The charter provides that the Company shall provide for the payment of fees and compensation to any advisers or consultants so employed by the Committee. The Company paid $71,141 to Pearl Meyer & Partners for all compensation-related services provided during 2017, including $19,389 for services related to the 2017 compensation program described in this Proxy Statement. (See “The Role of Compensation Consultant” on page 15 for a discussion of compensation-related services provided by Pearl Meyer for 2017.)

The Compensation Committee has provided the following report:

The Compensation Committee of the Board of Directors has reviewed with management of the Company the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review, the Committee has approved it, and has recommended to the Board of Directors that it be included in the Company’s Annual Report on Form 10-K and this proxy statement.

A. William Higgins, Chair
John C. Standish
John Scannell
John F. Cassidy, Jr.

Compensation Committee Interlocks and Insider Participation. All of the current members of the Compensation Committee served on the Committee during all of 2017.

No member of the Committee was an employee during 2017. John Standish is an officer and director of J. S. Standish Co. (See “SHARE OWNERSHIP” on page 12.)

Nonmanagement directors. Meetings of the “nonmanagement” directors, as defined by the NYSE Rules, are regularly held at the conclusion of each regularly scheduled meeting of the Board. The current nonmanagement directors are all of the directors other than Mr. Jarrault. Meetings of the nonmanagement directors during 2017 were chaired by the Chairman. The Chairman also acts as a liaison between the directors and the Chief Executive Officer, and facilitates communication among the directors. Interested persons may communicate with the Chairman and the nonmanagement directors by writing to: Chairman, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.

Shareholder communications. It is our policy to forward to each member of the Board of Directors any communications addressed to the Board of Directors as a group, and to forward to each director any communication addressed specifically to such director. Such communications may be sent to: Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.

Available Information. The Company’s Corporate Governance Guidelines, Business Ethics Policy, and Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and Controller, and the charters of the Audit, Compensation, and Governance Committees of the Board of Directors are all available at the Corporate Governance section of the Company’s website (www.albint.com).

Certain Business Relationships and Related Person Transactions

The Company has adopted a written policy requiring review of relationships and transactions in which directors or executive officers, or members of their immediate families, are participants, in order to determine whether such persons have a direct or indirect material interest. The Company’s Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information, and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm’s-length and in the ordinary course, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest.

Since January 1, 2017, there have been no transactions involving related persons required to be reported in this proxy statement where the above policy did not require review, approval, or ratification, or where such policy was not followed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and any persons holding more than 10% of our Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company’s equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company’s knowledge, based solely on a review of such reports furnished to us and written representations by such persons that no other reports were required, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements during the year ended December 31, 2017.

SHARE OWNERSHIP

As of the close of business on March 1, 2018, each of the directors, director nominees, and Named Executive Officers, and all current directors and officers as a group, beneficially owned shares of our capital stock as follows:

	Shares of Class A Common Stock Beneficially Owned(a)		Percent of Outstanding Class A Common Stock	Shares of Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
Joseph G. Morone	289,085	(b)	1.00%	—		—
Christine L. Standish	3,239,700	(c)	10.07%	3,232,744	(e)	99.96%
Erland E. Kailbourne	34,104		(d)	—		—
John C. Standish	3,233,362	(f)	10.05%	3,232,744	(g)	99.96%
John F. Cassidy, Jr.	18,844		(d)	—		—
Edgar G. Hotard	19,274		(d)	—		—
John B. Scannell	10,532		(d)	—		—
Katharine L. Plourde	7,155		(d)	—		—
A. William Higgins	3,777		(d)	—		—
Kenneth W. Krueger	1,945		(d)	—		—
John B. Cozzolino	39,194	(h)	(d)	—		—
Daniel Halftermeyer	74,658		(d)	—		—
Robert A. Hansen	20,512	(i)	(d)	—		—
Diane M. Loudon	2,982		(d)	—		—
Oliver Jarrault	—		(d)	—		—
Lee C. Wortham	—		(d)	—		—
All officers and directors as a group (20 persons)	3,778,513		11.75%	3,232,744		99.96%

(a) Because shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned. “Beneficial ownership” has the meaning specified under Rule 13d-3 of the Securities Exchange Act.

(b) Includes (i) 284,549 shares owned outright and (ii) 4,536 shares held in the Company’s employee stock ownership plan.

(c) Includes (i) 6,595 shares owned outright, (ii) 3,232,744 shares issuable upon conversion of an equal number of shares of Class B Common Stock, and (iii) 361 shares held by Ms. Standish in her account in the Company’s 401(k) retirement savings and employee stock ownership plans. See “Voting Power of the Standish Family” on page 14 for a description of the nature of Ms. Standish’s beneficial ownership of the Class B shares.

(d) Ownership is less than 1%.

(e) Includes (i) 100 shares owned outright and (ii) 3,232,644 shares owned or controlled by J. S. Standish Company. See “Voting Power of the Standish Family” on page 14 for a description of the nature of Ms. Standish’s beneficial ownership of these shares.

(f)  Includes (i) 3,232,744 shares issuable upon conversion of an equal number of shares of Class B Common Stock, (ii) 607 shares held by Mr. Standish in his account in the Company’s 401(k) retirement savings and employee stock ownership plans, and (iii) 11 shares held directly. See “Voting Power of the Standish Family” on page 14 for a description of the nature of Mr. Standish’s beneficial ownership of these shares.

(g) Includes (i) 100 shares owned outright and (ii) 3,232,644 shares held by J. S. Standish Company. See “Voting Power of the Standish Family” on page 14 for a description of the nature of Mr. Standish’s beneficial ownership of these shares.

(h) Includes (i) 36,027 shares owned outright, (ii) 2,867 shares held in the Company’s employee stock ownership plan, and (iii) 300 shares issuable upon exercise of options exercisable currently.

(i)  Includes (i) 13,404 shares owned directly, (ii) 4,708 shares held in the Company’s employee stock ownership plan, and (iii) 2,400 shares issuable upon exercise of options exercisable currently.

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated. Each of the directors and officers whose share ownership is reported above has indicated that no such shares are pledged as security.

The following persons have informed us that they were the beneficial owners of more than five percent of our outstanding shares of Class A Common Stock:

5% Beneficial Owners of Class A Common Stock

Name(s)(a)	Reported Shares of Company’s Class A Common Stock Beneficially Owned*		Percent of Outstanding Class A Common Stock
J. S. Standish Company	3,232,644	(b)	10.02%
John C. Standish	3,233,345	(c)	10.03%
Christine L. Standish	3,239,700	(d)	10.05%
Standish Family Holdings, LLC	2,363,527	(b)	7.53%
BlackRock, Inc.	3,600,813	(e)	12.43%
Wellington Management Group LLP	1,957,293	(f)	6.76%
The Vanguard Group	2,693,795	(g)	9.30%
Brown Advisory, LLC	1,579,179	(h)	5.45%
Dimensional Fund Advisors LP	1,538,528	(i)	5.31%

*	As of December 31, 2017, except for the J. S. Standish Company, John C. Standish, Christine L. Standish, and Standish Family Holdings, LLC, whose holdings are shown as of March 1, 2018.
(a)	Addresses of the beneficial owners listed in the above table are as follows: Christine L. Standish, John C. Standish, J. S. Standish Company and Standish Family Holdings, LLC, c/o Barrantys LLC, 120 W. Tupper Street, Buffalo, New York 14201; BlackRock, Inc., 55 East 52nd Street, New York, NY 10022; [Wellington Management Group LLP, c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210; TimesSquare Capital Management, LLC, 7 Times Square, 42nd Floor, New York, NY 10036; The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355; and Brown Advisory, LLC, 901 South Bond Street, Suite 400, Baltimore, MD 21231].
(b)	Represents shares issuable upon conversion of an equal number of shares of Class B Common Stock. See “5% Beneficial Owners of Class B Common Stock” on page 14 below.
(c)	Represents (i) 618 shares held by Mr. Standish directly or in his account in the Company’s 401(k) retirement savings and employee stock ownership plans, and (ii) 3,232,744 shares issuable upon conversion of an equal number of shares of Class B Common Stock. See “5% Beneficial Owners of Class B Common Stock” on page 14 for a description of the nature of Mr. Standish’s beneficial ownership of these shares.
(d)	Represents (i) 6,956 shares held by Ms. Standish directly or in her account in the Company’s 401(k) retirement savings and employee stock ownership plans, and (ii) 3,232,744 shares issuable upon conversion of an equal number of shares of Class B Common Stock. See “5% Beneficial Owners of Class B Common Stock” on page 14 below for a description of the nature of Ms. Standish’s beneficial ownership of these shares.
(e)	Represents shares beneficially owned by BlackRock, Inc. and one or more affiliates, including BlackRock Fund Advisors. BlackRock, Inc. and/or one or more of such entities has the sole power to vote or direct the vote of 3,538,503 such shares, and sole power to dispose or direct the disposition of all such shares.
(f)	Represents shares beneficially owned by investment advisory clients of Wellington Management Group LLP or one of its affiliates. Wellington Management Group LLP has shared power to vote or direct the vote of 1,574,522 such shares, and shared power to dispose or direct the disposition of all such shares.
(g)	Represents shares reported as beneficially owned by The Vanguard Group, in its capacity as investment adviser. The Vanguard Group has sole power to vote or direct the vote of 50,603 such shares, shared voting power as to 5,145 such shares, shared dispositive power with respect to 53,593 such shares, and sole power to dispose or direct the disposition of 2,640,202 such shares.
(h)	Represents shares beneficially owned by investment advisory clients of Brown Advisory, LLC. Brown Advisory, LLC has sole voting power as to 1,570,949 such shares and shared dispositive power as to all such shares.
(i)	Represents shares beneficially owned by investment advisory clients of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power as to 1,433,782 such shares and sole dispositive power as to all such shares.

The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company’s outstanding shares of Class B Common Stock as of March 1, 2018:

5% Beneficial Owners of Class B Common Stock

Name(s)(a)	Shares of Company’s Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
John C. Standish	3,232,744	(b)	99.96%
Christine L. Standish	3,232,744	(c)	99.96%
J. S. Standish Company	3,232,644	(d)	99.96%
Standish Family Holdings, LLC	2,363,527		73.08%

(a)	Addresses of the beneficial owners listed in the above table are as follows: John C. Standish, Christine L. Standish, J. S. Standish Company and Standish Family Holdings, LLC, c/o Barrantys LLC, 120 West Tupper Street, Buffalo, NY 14201.
(b)	Includes (i) 2,363,527 shares held by Standish Family Holdings, LLC, and (ii) 869,117 shares held by J. S. Standish Company. See “Voting Power of the Standish Family” below for a description of the nature of Mr. Standish’s beneficial ownership of these shares. Also includes 100 shares held directly.
(c)	Includes (i) 2,363,527 shares held by Standish Family Holdings, LLC, and (ii) 869,117 shares held by J. S. Standish Company. See “Voting Power of the Standish Family” below for a description of the nature of Ms. Standish’s beneficial ownership of these shares. Also includes 100 shares held directly.
(d)	Includes (i) 2,363,527 shares held by Standish Family Holdings, LLC, and (ii) 869,117 shares held directly. J. S. Standish Company, as manager, has sole voting and investment control over the shares held by Standish Family Holdings, LLC.

Voting Power of the Standish Family

The J. S. Standish Company now holds or controls, in the aggregate, shares entitling it to cast approximately 53% of the combined votes entitled to be cast by all stockholders of the Company. John C. Standish, Christine L. Standish and Lee C. Wortham each serve as officers and directors of the J. S. Standish Company.

If the J. S. Standish Company casts votes as expected, election of the director nominees listed above, and approval of each other proposal to be considered at the meeting, will be assured.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In his 2017 letter to shareholders, Dr. Morone re-affirmed the Company’s commitment to the “Cash and Grow” strategy, which has defined our near- and long-term goals for the past few years, and was again the basis for the Company’s executive compensation program. As a result, the Compensation Committee (the “Committee”) looked to the objectives of that strategy — to hold Machine Clothing cash flow steady while growing AEC as rapidly as possible — to craft the elements of 2017 executive compensation.

The following portion of this Proxy Statement describes the 2017 executive compensation program, and reports on the 2017 compensation earned by and paid to the Company’s “named executive officers” (the “NEOs”), as that term is defined in applicable SEC regulations. In keeping with our past practice, the discussion is presented in three parts. The first part states the Committee’s compensation philosophy and objectives, identifies the different elements of compensation, describes the structure of the 2017 compensation program, and explains the various matters taken into consideration by the Committee when adopting compensation policies or making compensation decisions. The second part reports the compensation earned by our NEOs based on the Company’s 2017 performance. The final part sets out the 2017 compensation actually earned by, awarded to, or available to the NEOs in the format prescribed by SEC rules. Our NEOs for 2017 were President and CEO Dr. Joseph G. Morone; Chief Financial Officer and Treasurer John B. Cozzolino; President — Machine Clothing Daniel A. Halftermeyer; President — AEC Diane M. Loudon; and Senior Vice President and Chief Technology Officer Robert Hansen. (Ms. Loudon retired on December 31, 2017, but is still deemed an NEO for the purposes of this Proxy Statement under applicable rules.)

PART I

Compensation Philosophy and Objectives

The Committee’s compensation philosophy continues to be that we will compensate the Company’s executives based on their individual importance in achieving the Company’s strategic objectives, consistent with competitive market practices, and taking internal equity into account. The principal objectives of our executive compensation program are (1) to enable the Company to attract and retain talented, well-qualified, experienced, and highly motivated executives whose performance will substantially enhance the Company’s performance, and (2) to structure elements of compensation so that performance consistent with delivering shareholder value and achieving the Company’s annual and long-term goals is suitably rewarded. To further these objectives, the program is designed with a focus on total direct compensation targets, utilizing both long- and short-term performance-based compensation components.

Shareholder “Say on Pay”

For 2017, the Committee implemented the same compensation program structure it has used since 2010. Although the results of the 2017 “say on pay” vote were not available when the Committee was adopting the 2017 compensation program in February 2017, voting results from prior years had a significant impact on that decision. In 2016, shareholders representing 99.5% of the votes cast expressed approval of the Company’s executive compensation. In 2017, the approval rating rose to 99.7% of votes cast.

Roles in Structuring Compensation

The Role of Compensation Committee

It is the responsibility of the Committee to set the compensation for all of our executive officers. The Committee considers, adopts, reviews, and revises the various compensation plans, programs and guidelines, and reviews and determines all components of each executive officer’s compensation. The Committee also reports to, and receives feedback from, the full Board of Directors each quarter. With respect to CEO compensation, the determination of the Committee reflects advice and input from the full Board of Directors, and takes into account the full Board’s assessment of CEO performance.

The Role of the Compensation Consultant

The Committee retains Pearl Meyer & Partners (“PMP”) as an executive compensation consultant to provide benchmarking and comparative compensation analysis, and their findings and recommendations form part of the basis used in the ongoing review and design of the Company’s compensation programs. PMP’s analysis is normally completed on an annual basis in the case of the Company’s CEO, CFO and the two business unit Presidents, and periodically with respect to other members of the senior management team. Analyses completed by PMP in late 2016 and early 2017 were considered by the Committee when establishing 2017 total direct compensation targets and base salary increases.

The Role of Executive Officers

The Committee’s Charter provides that input from management is expected, and in some instances required, in connection with the Committee’s exercise of its responsibilities. Company management does make recommendations to the Committee from time to time regarding the elimination or modification of existing benefit plans, or the adoption of new plans. In addition, although the Committee has traditionally been responsible for reviewing and approving salary ranges for senior management, such ranges and changes are typically proposed to the Committee by the Company’s CEO after consultation with personnel from the Company’s Human Resources function.

Elements of Compensation

The Committee uses several components in structuring the Company’s executive compensation program. Flexibility in the use of each discrete component provides the Committee the ability to adjust to changes in market conditions and for performance. This flexibility is evidenced in the Committee’s practice of adjusting the allocation between long- and short-term compensation, and in its varying use of cash and non-cash elements. Not every component is granted, or made available, to all executives. In 2017, the principal components of the executive compensation program were:

Base Salary

Annual base salary constitutes the core cash portion of the compensation for every member of management, including the NEOs. In determining the appropriate amount to be established as base salary, the Committee considers benchmarking data, the executive’s past performance, his or her individual importance to the Company and internal equity.

Annual Incentive Plan

The Company provides certain managers an opportunity to earn an annual cash incentive bonus. Although the amount of the bonus actually paid to a manager is determined by the Committee in its sole discretion, it is generally based on Company, business unit, and/or individual performance against established targets during the previous year. Target bonus opportunities are established as a percentage of base salary. The Committee generally excludes the senior management team (consisting of the CEO and approximately three to five top executives working most closely to him), from the annual cash incentive bonus, and did so again in 2017. Instead, the senior management team is granted MPP and APP Performance Awards, as described below. Participation in the annual cash incentive bonus program is limited to approximately 350-400 managers worldwide.

Under the Annual Incentive Plan, a bonus at the targeted level is paid only if the Committee determines that the performance levels that it considers appropriate for the particular year have been achieved. Lesser cash incentives may be paid if such performance levels are not achieved, and larger incentives will be paid if performance exceeds such levels. Threshold performance levels are also established and performance below the threshold levels would generally result in no bonus being earned. Maximum performance levels are also established. The threshold, target and maximum performance levels are established in reference to the operating plan approved by the Board of Directors.

Performance Awards

Performance Awards are granted pursuant to the Company’s 2011 and 2017 Incentive Plans to the senior management team only. They are designed to reward performance. In granting Performance Awards, the Committee considers (1) the alignment between the performance goals and the Company’s business objectives, (2) advice from its executive compensation consultant PMP regarding the total value of the awards as a percentage of total direct compensation, as well as the ideal frequency of various award outcomes, and (3) the amounts of Performance Awards actually earned in prior years.

The performance period for the short-term performance incentive award was the 2017 fiscal year. This annual performance period award (the “APP Performance Award”) entitled the recipient to receive between 0% and 200% of the target award, initially denominated as a dollar figure, based on the extent to which he or she attained certain performance goals during 2017. Once determined, the awards were paid out in full in a ratio of 50% cash and 50% stock (except in the case of Dr. Morone whose award was allocated 60% cash and 40% stock) in March 2018. The average share price for the first 10 days in January 2018 is used to determine the number of shares issued. The performance period for the long-term performance incentive award runs from January 1, 2017 through December 31, 2019. This multi-year performance period award (the “MPP Performance Award”) entitles the recipient to receive between 0% and 200% of the cash and share award targets stated in the award agreement, based on the extent to which he or she attains certain cumulative performance goals at the end of the three-year performance period. Once determined, the awards will be paid out in full in cash and stock in early 2020.

When establishing performance goals for all performance-based incentive compensation, the Committee intends that there be a rather high probability that threshold levels would be met, and a rather low probability that maximum levels would be met. The performance measurement metrics and goals for the 2017 performance-based incentive compensation program were drawn from the operating plan approved by the Board of Directors for 2017.

Performance Phantom Stock

Performance Phantom Stock is granted pursuant to the Company’s Performance Phantom Stock Plan (“Performance Stock Plan”). These grants function as a retention incentive, but with a performance component. The size of any grant is determined primarily on the basis of salary and grade level, years of service, internal equity, consideration of the employee’s value to the Company, and the retentive effect of previously awarded incentives that remain outstanding. The number of units ultimately earned depends on Company performance measured against corporate-wide goals established at the beginning of the one-year performance period. Members of the senior management team have not participated in, and are not expected to participate in, this plan. These grants are targeted to approximately 125-150 top managers just below the senior management team, who also participate in the annual cash incentive bonus program.

Restricted Stock Units

Restricted Stock Units (“RSUs”) can be granted pursuant to the Company’s Restricted Stock Unit Plan (“RSU Plan”) to function primarily as retention incentives, but they have been used only rarely since 2010. Members of the senior management team generally did not participate in the annual RSU grants prior to 2011. Those grants were targeted to approximately 200-250 top managers just below the senior management team who also participated in the annual cash incentive bonus program. The size of the annual grant to any single manager was typically determined primarily on the basis of salary and grade level, years of service, and internal equity. No annual RSU grants have been made to this group of top managers since 2010. Instead, beginning in February 2012, the Company began making annual grants under the 2011 Performance Phantom Stock Plan described above. From time to time, however, both before and after 2011, the RSU Plan had been be utilized to make special grants to members of the senior management team as part of special executive retention incentives. In those times, grants have been made to individual members of the senior management team, under unique situations, and not to the group as a whole.

Other Plans and Programs

In addition to the foregoing, the Company maintains a tax-qualified 401(k) defined contribution plan in which all U.S. employees are generally eligible to participate. Under the 401(k) plan, a participant is entitled to contribute up to 100% of his or her income (subject to IRS-imposed limitations); the Company will match contributions made by the employee under the Plan, up to a maximum of 5% of the employee’s pre-tax income. The Company also maintains a profit-sharing plan for all eligible U.S. employees. Under the profit-sharing plan, the Company will make an additional, discretionary profit-sharing contribution to the accounts of eligible participants in the 401(k) plan. The amount of the contribution is generally determined using the same formula used to determine the Company’s CEO’s performance under his annual performance award. The actual amount is determined by the Committee in its sole discretion, and typically amounts to between 1% and 2.5% of each participant’s annual salary. The contributions are made in cash and allocated to investments chosen by plan participants.

The Company maintains a tax-qualified defined benefit plan (i.e., a pension plan) in which all salaried and hourly U.S. employees who began their employment before October 1, 1998 participate. The Company also maintains a related supplemental executive retirement plan. NEOs who are U.S. employees and who were so employed before such date accrued retirement benefits under these plans in accordance with their terms until February 28, 2009. These plans were both amended as of that date so that no additional benefits would accrue to any plan participant, effectively freezing the future benefits of any participant based on their years of service and highest earned salaries as of February 28, 2009.

The amounts to which executives are entitled under these plans are dictated by the terms of the plans themselves. These are tax-qualified, nondiscriminatory plans, which apply equally to all eligible employees of the Company. The Committee is made aware of the accrued value of these entitlements when making determinations regarding executive compensation (including the NEOs), but an executive’s benefits under these plans have generally had no direct bearing on its determinations. The Committee believes that the accumulation of benefits under these plans should have no impact on its objective of compensating individuals based upon their individual importance to the Company in achieving annual and strategic objectives.

Employees located outside of the United States may enjoy benefits under local government-mandated retirement or pension plans, as well as supplementary pension or retirement plans sponsored by local Company affiliates. Mr. Halftermeyer is the only NEO employed outside of the United States. As a French citizen serving as an employee of a Swiss subsidiary of the Company while on an international assignment, he accrues benefits under both a private pension plan maintained by the Swiss subsidiary as required by Swiss law, and as an expatriate under a French government-sponsored pension program. The Company pays both the employer and employee contributions to this program in order to maintain Mr. Halftermeyer’s participation during his expatriation. The amounts paid by the Company toward both pension plans during 2017 are reported in the “Summary Compensation Table” on page 24, and the present value of the benefits accumulated under the Swiss private pension plan are reported in the “PENSION BENEFITS” table on page 31.

Structuring the 2017 Compensation Program — Pay for Performance

The first step to determining 2017 compensation NEOs is to establish a total direct compensation target for each executive. This is done with reference to benchmarking data and after consideration of the executive’s past performance and his or her individual importance to the Company. The Committee considers the total direct compensation target and base salary paid to similarly-situated executives at companies included in its benchmarking group (see page 20). It also notes the mean and median compensation paid to executives in the benchmarking group, and compares those amounts to the amounts awarded to the Company’s own executives in prior years.

Once total direct compensation targets are established, the Committee selects the compensation elements to be used, and allocates the targeted compensation among the selected components. In making these determinations, the Committee reviews the mix of the compensation paid to executives in the benchmarking group, focusing on long-term and short-term compensation, fixed and variable components, and the ratio of earned compensation paid as equity or cash. The Committee determined that the 2017 total direct compensation target opportunities for NEOs would be paid as base salary, and through short-term and long-term incentive compensation awards, with the latter two components being performance-based and at-risk, payable only if earned. To determine the share of the total direct compensation target that would be allocated to each component, the Committee first determined that 35% of the total direct compensation target would be granted in the form of a long-term performance incentive award (i.e., the MPP Performance Award), then determined the appropriate base salary to be paid to each executive. The remainder of the target consisted of a short-term performance incentive award (i.e., the APP Performance Award) target payout.

After the total direct compensation target was allocated among these components, the Committee established the performance measurement metrics and goals against which each NEO’s performance would be judged to determine how much of the incentive compensation, if any, would be earned by that NEO at the end of 2017. Lastly, the Committee determined the form in which each component should be paid, if earned. Base salary was established as cash compensation, but both the short- and long-term performance incentive awards were determined to be payable in a combination of cash and equity.

2017 NEO Compensation Opportunities

Following the structure described above, the Committee established a total direct compensation target for each of the Company’s NEOs for 2017 as follows:

NEO	2017 Total Direct Compensation Target	2016 Total Direct Compensation Target	% Change
Joseph G. Morone	$4,110,000	$3,916,000	5%
John B. Cozzolino	$1,400,000	$1,400,000	0%
Daniel A. Halftermeyer	$1,150,000	$1,150,000	0%
Diane M. Loudon	$1,000,000	$845,000	18%
Robert A. Hansen	$662,000	$662,000	0%

The Committee then determined the amount of the total direct compensation target that should be paid as base salary.

NEO	2017 Base Salary	% of Total Direct Target	2016 to 2017 % Change
Morone	$865,000	21%	3%
Cozzolino	$456,187	32.5%	0%
Halftermeyer	$479,980	41.7%	0%
Loudon	$365,000	36.5%	3%
Hansen	$299,000	45%	0%

The Committee opted not to change the total direct compensation targets, or base salary, for Messrs. Cozzolino, Halftermeyer or Hansen in 2017, in order to keep them aligned with benchmark data. The increases granted to Dr. Morone and Ms. Loudon were likewise based on the benchmarking data.

Lastly, the Committee determined the proper allocation between stock and cash for the performance awards. For the MPP Performance Award the allocation was 60% stock and 40% cash, and distinct target opportunities were identified for each component in the award agreement. The calculation of the MPP Performance Award stock target opportunity used an estimated average future stock price. For the APP Performance Award the allocation was 50% stock and 50% cash for all recipients other than Dr. Morone. For Dr. Morone, the allocation was 60% cash and 40% stock in recognition of his already considerable equity holdings. For all the APP Performance Awards, the initial target was denominated as a dollar amount in the award agreement. The calculation of the number of shares paid out would be determined after the performance period based on the average share price for the first ten days thereafter. The following table sets forth the target opportunities established for each of the NEOs for the MPP Performance Award and the APP Performance Award.

NEO	APP Opportunity Total	MPP Opportunity Shares	MPP Opportunity Cash
Morone	$1,806,500	17,074	$575,400
Cozzolino	$412,000	5,816	$196,000
Halftermeyer	$267,520	4,777	$161,000
Loudon	$285,000	4,154	$140,000

Mr. Hansen was not granted a Performance Award in 2017. Instead, and in keeping with the Committee’s decision to limit Performance Awards to the most senior executives, Mr. Hansen and other executive officers were awarded grants of Performance Phantom Stock. Mr. Hansen’s 2017 award consisted of a grant of 4,890 shares of Performance Phantom Stock.

Other Compensation Polices and Considerations

Timing of Awards and Grants

Base salary increases are determined by the Committee at its first meeting after completion of the fiscal year when all relevant data is available. This meeting typically occurs in February, with increases becoming effective in April. The Committee also typically approves annual cash incentive bonuses and Performance Phantom Stock grants at this meeting. At about that time, a special Performance Committee of the Board (intended to ensure the deductibility of these awards under Section 162(m) of the Internal Revenue Code) typically approves new MPP Performance Award grants and APP Performance Awards grants under the 2011 or 2017 Incentive Plans.

The Effect of Prior or Accumulated Compensation

When considering each element of compensation, the Committee reviews “tally sheets” for each executive officer and other members of the senior management team. These tally sheets contain a summary of all material elements of annual and long-term compensation (including accrued pension and 401(k) benefits) actually earned by each executive in the immediate prior year and, depending on the executive’s length of service, several years prior thereto. The tally sheets also show the outstanding balances of RSU or Phantom Stock grants and any equity-based awards, and the unrealized gains on those balances. The Committee considers this information before approving new Performance Awards, base salary increases, or final annual cash incentive bonuses for the prior year. The tally sheets are used to determine how effectively past compensation practices satisfy the Committee’s objectives.

Although the tally sheets provide insight into an executive’s accumulated compensation, it is the Committee’s view that neither the historical data nor any perceived wealth accumulation justifies a change in either the Committee’s current compensation philosophy or the elements of compensation employed. It is the Committee’s belief that an executive’s accumulated compensation is the result of his or her achievement of a series of objectives over time. Furthermore, it is the Company’s view that the effect of such accumulated compensation is not sufficient to call into question the Committee’s objective of compensating individuals based on their individual importance to the Company in achieving strategic objectives. The Committee views “realizable” future compensation as having been earned by the employee based on past employment and performance. As a result, such “realizable” future compensation has generally had little, if any, bearing on the amount or timing of new compensation approved or awarded. The Committee does not believe that the compensation paid to its executives, including the NEOs, or any individual element of that compensation, is lavish or extraordinary.

Independence of Compensation Consultant and Identity of Benchmarking Group

For its 2017 benchmarking and comparative compensation analysis, The Committee again retained the services of PMP. The Committee has used the services of PMP since 2010. The Company paid PMP approximately $19,389 for consulting services relating to the 2017 compensation program described in this Proxy Statement. The Committee routinely assesses the independence of PMP using criteria established by the New York Stock Exchange and has consistently determined them to be independent.

For 2017, PMP benchmarked individual compensation against a peer group of 28 publicly traded U.S. companies (identified below) in the same or related industries with comparable revenues, employees, and international operations.

The peer group of comparable publicly traded U.S. companies consisted of the following:

Astronics Corp.	Curtiss-Wright Corp.	Neenah Paper, Inc.
Idex Corp.	Watts Water Technologies	Actuant Corp.
Esterline Technologies, Corp.	Hexcel Corp.	Clarcor, Inc.
Barnes Group, Inc.	Nordson Corp.	Xerium Technologies, Inc.
Enpro Industries, Inc.	Key W Holding Corp.	Rogers Corp.
Tredegar Corp.	Circor International Inc.	Schweitzer-Maudit International, Inc.
Cytec Industries, Inc.	PH Glatfelter Co.	Trimas Corp.
Omnov Solutions, Inc.	Heico Corp.	Kadant, Inc.
Ducommun Inc.	Esco Technologies, Inc.	National Presto Industries
Raven Industries, Inc.

Representatives from PMP communicate directly with members of management as needed, including the Company’s CEO and personnel from the Human Resources function, with the acknowledgement and encouragement of the Committee. However, the consultant is retained by, instructed by, serves for, and reports to the Committee, and its main point of contact remains the Chairman of the Committee. Notwithstanding the use of a compensation consultant, the Committee is ultimately responsible for all compensation matters.

The Impact of Accounting or Tax Considerations

When confronted with a choice between two comparable forms of compensation, the Committee has in the past favored the form with the lower tax cost (to the employee and/or the Company), more favorable accounting treatment, or more favorable impact on the Company’s borrowing cost pursuant to its primary revolving credit facility.

Equity Ownership Requirements or Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines for the Company’s CEO, CFO and the Presidents of its two business segments. Those guidelines provide that the CEO is expected to own and hold shares of the Company’s Common Stock (Class A or Class B) equal in value to three (3) times current base salary. The others are expected to own and hold shares equal in value to at least their base salary. There is no deadline by which these such targets should be attained, but at any time that the value of an NEO’s holdings is less than his or her target, he or she will be expected to retain, in addition to all shares already owned, (1) all shares acquired upon the exercise of any stock options, and (2) all shares received upon a distribution of shares pursuant to the terms of any Performance Award (in each case, net of shares used, if any, to satisfy the exercise price, taxes, or commissions). Moreover, NEOs are also expected to retain all future net grants of shares, except for sales approved by the CEO, or by the Board of Director in the case of a sale contemplated by the CEO. The 262,021 shares owned by Dr. Morone as of December 31, 2017 had a value of more than three times his then current base salary based on the most recent closing share price on that date. Messrs. Cozzolino and Halftermeyer each own shares of value equal to at least their base salary, but Ms. Loudon had not yet reached that threshold at the time of her retirement. The Committee does not believe that adoption of share ownership guidelines for other officers is warranted at this time.

Risk Assessment of Compensation Plans and Programs

During 2017, the Committee, after reviewing its compensation plans and programs, particularly those components which are employed as part of the incentive compensation plans for the NEOs and other executives, re-affirmed its prior determinations that such plans and programs are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee compiled an inventory of all executive compensation plans and programs globally and evaluated those plans and programs as potential contributors to Company risks. The conclusion is based on the finding that the Company’s executive compensation structure consists of a balanced mix of components that utilize both equity and cash elements, impose caps on incentives, apply multiple performance measures, establish staggered performance and payout periods, and rely on the Committee’s use of discretion in approving final awards. The Committee also noted the Company’s policies related to severance, perquisites, and change-in-control provisions, as well as its adoption of clawback/recoupment mechanisms. During its discussion, the Committee recognized its own oversight responsibilities and noted that it requires all senior management incentive compensation calculations to be reviewed by its external auditor. It then determined that its practices, coupled with the structure of the executive compensation plans and programs, mitigate any risks associated with compensation programs.

Employment Contracts — Named Executive Officers

The Company entered into an Employment Agreement with Dr. Morone on May 12, 2005 which provided that Dr. Morone would be hired initially as President, then becoming President and CEO on January 1, 2006. Employment could be terminated by either party at any time. The Agreement provided for the award of 30,000 restricted stock units pursuant to the Company’s RSU Plan, which have since fully vested and been paid. The Agreement entitled Dr. Morone to four weeks of vacation with pay, or such greater amount as the Company’s vacation policy applicable to executive officers provides. The Agreement otherwise entitled Dr. Morone to participate in the Company’s employee benefit plans, policies, and arrangements applicable to executive officers generally (including, for example, 401(k), health care, vision, life insurance, and disability); in each case, as the same may exist from time to time, as well as such perquisites as may from time to time be made generally available to senior executives of the Company. The Agreement includes a severance provision which is more fully described below. As of December 31, 2017, the Company had not entered into employment contracts with any other NEO.

PART II

2017 EXECUTIVE COMPENSATION EARNED

Performance Award Metrics and Goals

The 2017 APP Performance Awards granted to NEOs contained performance measurement metrics and goals appropriate to that executive. In some cases, where appropriate, executives may share a metric and its related goal. The following table sets forth the metrics chosen for each NEO’s APP Performance Award, the percentage that each metric counted toward the NEO’s overall performance, and the threshold, target and maximum goals for each metric. (The definitions of the listed metrics are contained in Exhibit A to this Proxy Statement.)

	Metric	Percentage of Overall Performance	Threshold	Target	Maximum
Morone	2017 Weighted Corporate Performance Metric	100%	Determined pursuant to Threshold, Target and Maximum goals of component parts of the metric as described in Exhibit A
Cozzolino |	2017 Weighted Corporate Performance Metric	100%	Determined pursuant to Threshold, Target and Maximum goals of component parts of the metric as described in Exhibit A
Halftermeyer	2017 Global MC Cash Flow	100%	$99.48M	$165.8M	$232.1M
Loudon	2017 Adjusted Global AEC EBITDA excluding R&D	100%	$31.92M	$53.2M	$74.5M

Mr. Hansen’s Performance Phantom Stock award, like all other Performance Phantom Stock awards granted in 2017, contained only one performance measurement metric — 2017 Weighted Corporate Performance — which had the same target goals as stated in Dr. Morone’s and Mr. Cozzolino’s APP Performance Awards.

The following table sets forth the metrics chosen for each NEO’s 2017 MPP Performance Award, and the percentage that metric each counted toward overall performance. In each case, these metrics are aggregated to reflect the three-year performance period, and the goals established as the cumulative projected results for each metric in 2017, 2018, and 2019. (The Committee has determined that disclosing actual goals would result in competitive harm to the Company.)

	Metric	Percentage of Overall Performance
Morone	Aggregate Global MC Cash Flow	50%
	Aggregate Adjusted Global AEC EBITDA excluding R&D	50%
Cozzolino	Aggregate Global MC Cash Flow	50%
	Aggregate Adjusted Global AEC EBITDA excluding R&D	50%
Halftermeyer	Aggregate Global MC Cash Flow	100%
Loudon	Aggregate Adjusted Global AEC EBITDA excluding R&D	100%

According to the applicable incentive plan and award agreements, the foregoing goals (including the threshold and maximum goals) are subject to subsequent adjustment in the event of unanticipated business developments during the applicable performance periods, such as acquisition or divestiture of business operations.

The Committee purposefully chose to utilize cash flow metrics in both the short-term and long-term performance incentive grants. It was the Committee’s determination that creating an incentive for the senior executive team based on cash flow was consistent with the Company’s previously stated “Cash & Grow” strategy, and that a three-year performance period created sufficient balance against a one-year performance period.

Achievement of Goals and Awards Earned

It is the Committee’s responsibility to review performance against goals and establish final incentive compensation payouts at the end of each performance period. It is only then that it can be determined how much of the total direct compensation target is actually earned by the NEO. In early 2017, and based on the Company’s audited 2017 financial statements, the Committee determined one-year performance versus threshold, target and maximum goals for each performance metric. The Committee determined that 2017 Global MC Cash Flow was $180.3 million, representing an achievement of 121.9% of goal; that 2017 Adjusted Global AEC EBITDA excluding R&D was $35.4 million, representing 58.3% of goal; that 2017 Other Cash Flow (as defined in Exhibit A) was -$47.9 million, representing 91.9% of goal. Based on the foregoing, the Committee determined that overall achievement level of the 2017 Weighted Corporate Performance Metric goal amounted to 90.3%.

Based upon the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved, and calculated the amount of APP Performance Award targets actually earned, as follows:

	Percentage of Overall Performance Achieved	Shares Earned	Cash Earned
Morone	90.3%	10,424	$978,328
Cozzolino	90.3%	2,972	185,936
Halftermeyer	121.9%	2,605	163,015
Loudon	58.3%	1,327	83,035

Mr. Hansen earned 4,416 shares of Performance Phantom Stock.

The performance period for MPP Performance Awards granted in 2017 runs through December 31, 2019. The Company considers compensation earned under an MPP Performance Award to have been earned over the entirety of the performance period. 2017 was the final year of the three-year performance period for MPP Performance Awards granted in 2015. The metrics chosen for each NEO’s 2015 MPP Performance Award, the percentage that each metric counted toward the NEO’s overall performance, and the threshold, target and maximum goals for each metric are presented in the table below:

	Metric	Percentage of Overall Performance	Threshold	Target	Maximum
Morone	Weighted Average of AEC Three-Year Performance Metrics	40%	Determined pursuant to Threshold, Target and Maximum goals of component parts of the metric as described in Exhibit A
	Aggregate Global MC Cash Flow	60%	$332.7M	$475.3M	$665.4M
Cozzolino	Weighted Average of AEC Three-Year Performance Metrics	40%	Determined pursuant to Threshold, Target and Maximum goals of component parts of the metric as described in Exhibit A
	Aggregate Global MC Cash Flow	60%	$332.7M	$475.3M	$665.4M
Halftermeyer	Aggregate Global MC Cash Flow	100%	$332.7M	$475.3M	$665.4M
Hansen	Aggregate Global MC Cash Flow	40%	$332.M	$475.3M	$665.4M
	Success in Achieving Long-Term Development Project Goals	60%	Performance Percentage Scale set forth in Exhibit A

Ms. Loudon was not granted a MPP Performance Award in 2015.

In early 2018, based on the Company’s audited financial statements for 2015 through 2017 (which include each year in the performance period), the Committee determined performance versus threshold, target and maximum goals for each of the foregoing performance metrics. The Committee determined that Aggregate Global MC Cash Flow over the three-year period was $534.7 million, representing 131% of target; and that Aggregate Adjusted Global AEC EBITDA excluding R&D was $40.4 million, representing 108% of target. Moreover, the Committee determined that there had been 82.5% achievement of Long-Term AEC Research and Technology Development Goals, and 105% achievement of Long-Term Development Project Goals. Consequently, there had been 97.75% achievement of Weighted Average AEC Three-Year Performance Metrics goal.

Based on the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved and calculated the amount of MPP Performance Award targets actually earned, as follows:

	Percentage of Overall Performance Achieved	Shares Earned	Cash Earned
Morone	117.9%	26,721	$646,121
Cozzolino	117.9%	8,871	214,494
Halftermeyer	131.2%	8,738	211,296
Hansen	112.5%	4,300	103,969

PART III

REQUIRED COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers for 2015, 2016 and 2017.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Nonequity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)		Total ($)

Joseph G. Morone,	2015	834,609		86,190	1,537,173	—	1,729,004	(5)	0	15,734	(6)	4,202,710
President and Chief	2016	840,480		0	1,449,577	—	1,771,180	(7)	0	14,453	(8)	4,075,690
Executive Officer	2017	858,869		0	1,531,063	—	1,558,588	(9)	0	12,990	(10)	3,961,510

John B. Cozzolino,	2015	435,175		40,401	484,875	—	418,909	(11)	-19,000	13,213	(12)	1,373,573
Chief Financial Officer	2016	452,865		0	501,281	—	472,099	(13)	14,000	14,751	(14)	1,454,996
and Treasurer	2017	456,186		0	481,063	—	386,796	(15)	19,000	11,016	(16)	1,354,061

Daniel A. Halftermeyer,	2015	648,139	(17)	0	384,831	—	325,109	(18)	2,906	246,095	(17,19)	1,607,080
President, Machine	2016	662,512	(20)	0	359,134	—	318,302	(21)	20,939	224,454	(20,22)	1,585,341
Clothing	2017	635,250	(23)	0	359,972	—	324,015	(24)	17,921	226,971	(23,25)	1,564,129

Diane M. Loudon	2015	288,873		95,097	64,730	—	6,095	(26)	0	14,267	(27)	469,062
President, AEC	2016	346,749		0	263,205	—	250,339	(28)	0	14,398	(29)	874,691
	2017	362,250		0	339,206	—	227,895	(30)	0	12,895	(31)	942,246

Robert A. Hansen,	2015	284,225		0	206,198	—	175,800	(32)	-8,000	18,086	(33)	676,309
Sr. VP and Chief	2016	295,520		144,332	256,838	—	6,307	(34)	62,000	15,398	(35)	780,395
Technology Officer	2017	298,580		0	333,016	—	4,860	(36)	67,000	15,659	(37)	719,115

(1)	The figure provided represents the Annual Incentive Plan bonus earned, or any additional discretionary bonus awarded, during that year, if any, for performance during that year, but which was actually paid in the subsequent year.
(2)	The figure provided for each year represents the grant date fair value, in dollars, of (a) the target share amounts contained in any Performance Awards granted during that year under the 2005 Incentive Plan or 2011 Incentive Plan, and (b) all Performance Phantom Stock granted in that year under the Company’s Performance Stock Plan. In all cases, the total presented is the aggregate grant date fair value computed in accordance with FASB ASC Item 718.
(3)	No options have been granted since 2002.
(4)	The figure provided for each year represents the aggregate change in the actuarial present value of each NEO’s (except Mr. Halftermeyer’s) accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the prior year. The change is calculated between the pension plan measurement dates used by the Company for financial statement reporting purposes in each year. The figure also reflects any changes in actuarial assumptions. Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of these assumptions. The figure provided for Mr. Halftermeyer represents the change in present value of the private pension purchased for Mr. Halftermeyer through a Swiss insurance company in accordance with Swiss law (see footnote 4 to the “PENSION BENEFITS” table on pp. 31). There were no above-market or preferential earnings during 2015, 2016 or 2017 for any of the NEOs under any deferred compensation plans.

(5)	Includes (a) profit-sharing of $6,095 under the Company’s U.S. profit-sharing plan; (b) $1,174,669, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2015 and paid during 2016; and (c) $548,240, the target cash amount set forth in his MPP Performance Award granted in 2015 under the 2011 Incentive Plan, payable in 2018 based on performance during the three-year performance period.
(6)	Includes (a) Company-matching contributions of $13,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $2,484 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(7)	Includes (a) profit-sharing of $6,307 under the Company’s U.S. profit-sharing plan; (b) $1,216,633, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2016 and paid during 2017; and (c) $548,240, the target cash amount set forth in his MPP Performance Award granted in 2016 under the 2011 Incentive Plan, payable in 2019 based on performance during the three-year performance period.
(8)	Includes (a) Company-matching contributions of $11,969 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $2,484 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(9)	Includes (a) profit-sharing of $4,860 under the Company’s U.S. profit-sharing plan; (b) $978,328, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2017 and paid during 2018; and (c) $575,400, the target cash amount set forth in his MPP Performance Award granted in 2017 under the 2011 Incentive Plan, payable in 2020 based on performance during the three-year performance period.
(10)	Includes (a) Company-matching contributions of $10,506 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $2,484 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(11)	Includes (a) profit-sharing of $6,095 under the Company’s U.S. profit-sharing plan; (b) $230,814, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2015 and paid during 2016; and (c) $182,000, the target cash amount set forth in his MPP Performance Award granted in 2015 under the 2011 Incentive Plan, payable in 2018 based on performance during the three-year performance period.
(12)	Includes (a) Company-matching contributions of $11,772 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,441 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(13)	Includes (a) profit-sharing of $6,307 under the Company’s U.S. profit-sharing plan; (b) $269,792, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2016 and paid during 2017; and (c) $196,000, the target cash amount set forth in his MPP Performance Award granted in 2016 under the 2011 Incentive Plan, payable in 2019 based on performance during the three-year performance period.
(14)	Includes (a) Company-matching contributions of $13,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,501 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(15)	Includes (a) profit-sharing of $4,860 under the Company’s U.S. profit-sharing plan; (b) $185,936, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2017 and paid during 2018; and (c) $196,000, the target cash amount set forth in his MPP Performance Award granted in 2016 under the 2011 Incentive Plan, payable in 2019 based on performance during the three-year performance period.
(16)	Includes (a) Company-matching contributions of $9,504 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,512 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(17)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.1075 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.0444 dollars per Swiss franc, which are the rates used by the Company in its 2015 Consolidated Statements of Income and Retained Earnings.

(18)	Includes (a) $164,109, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan earned during 2015 and paid during 2016; and (b) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2015 under the 2011 Incentive Plan, payable in 2018 based on performance during the three-year performance period.
(19)	Includes (a) a premium of $26,248 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $95,796 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $34,485 was the officer’s employee contribution paid by the Company); (c) expenses of $124,051 related to the NEO’s international assignment, consisting of housing ($81,432) and tax adjustments ($40,627); and (d) perquisites of $1,992, valued on the basis of the taxable benefit for the private use of a Company car.
(20)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.1069 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.0154 dollars per Swiss franc, which are the rates used by the Company in its 2016 Consolidated Statements of Income and Retained Earnings.
(21)	Includes (a) $157,302, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan earned during 2016 and paid during 2017; and (b) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2016 under the 2011 Incentive Plan, payable in 2019 based on performance during the three-year performance period.
(22)	Includes (a) a premium of $23,314 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $102,098 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $36,755 was the officer’s employee contribution paid by the Company); (c) expenses of $99,042 related to the NEO’s international assignment, consisting of housing ($64,305) and tax adjustments ($32,910); and (d) perquisites of $1,827, valued on the basis of the taxable benefit for the private use of a Company car.
(23)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.1284 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.016 dollars per Swiss franc, which are the rates used by the Company in its 2017 Consolidated Statements of Income and Retained Earnings.
(24)	Includes (a) $163,015, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan earned during 2017 and paid during 2018; and (b) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2017 under the 2011 Incentive Plan, payable in 2020 based on performance during the three-year performance period.
(25)	Includes (a) a premium of $27,855 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $105,825 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $38,096 was the officer’s employee contribution paid by the Company); (c) expenses of $91,491 related to the NEO’s international assignment, consisting of housing ($59,375) and tax adjustments ($32,116); and (d) perquisites of $1,800, valued on the basis of the taxable benefit for the private use of a Company car.
(26)	Consists of profit-sharing of $6,095 under the Company’s U.S. profit-sharing plan.
(27)	Includes (a) Company-matching contributions of $13,310 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $957 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(28)	Consists of profit-sharing of $6,307 under the Company’s U.S. profit-sharing plan; (b) $125,732, the actual cash award received relative to her APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2016 and paid during 2017; and (c) $118,300, the target cash amount set forth in her MPP Performance Award granted in 2016 under the 2011 Incentive Plan, payable in 2019 based on performance during the three-year performance period.
(29)	Includes (a) Company-matching contributions of $13,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,148 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(30)	Includes (a) profit-sharing of $4,860 under the Company’s U.S. profit-sharing plan; (b) $83,035, the actual cash award received relative to her APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2017 and paid during 2018; and (c) $140,000, the target cash amount set forth in her MPP Performance Award granted in 2017 under the 2011 Incentive Plan, payable in 2020 based on performance during the three-year performance period.

(31)	Includes (a) Company-matching contributions of $11,695 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,200 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(32)	Includes (a) profit-sharing of $6,095 under the Company’s U.S. profit-sharing plan; (b) $79,685, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2015 and paid during 2016; and (c) $90,020, the target cash amount set forth in his MPP Performance Award granted in 2015 under the 2011 Incentive Plan, payable in 2018 based on performance during the three-year performance period.
(33)	Includes (a) Company-matching contributions of $12,473 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; (b) a premium of $941 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer; (c) housing or relocation expenses and tax adjustments of $3,503; and (d) patent awards totaling $1,169.
(34)	Consists of profit-sharing of $6,307 under the Company’s U.S. profit-sharing plan.
(35)	Includes (a) Company-matching contributions of $13,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; (b) a premium of $979 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer; and (c) patent awards totaling $1,169.
(36)	Consists of profit-sharing of $4,860 under the Company’s U.S. profit-sharing plan.
(37)	Includes (a) Company-matching contributions of $13,500 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $990 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer, and (c) patent awards totaling $1,169.

CEO Pay Ratio

Effective in 2018, we are required to disclose:

•	the median annual total compensation of all of our employees, excluding our CEO;
•	the annual total compensation of our CEO; and • the ratio between those two amounts.

Dr. Morone’s annual total compensation for 2017 as reported in the Summary Compensation Table above was $3,961,510. Using the same format, the following table presents the median annual total compensation of all our employees in 2017 (excluding Dr. Morone):

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Median Employee(1)	2017	42,534	0		0 0	439(2)	20,037	18,356(3)	81,366

(1)	All amounts shown represents the amount paid in Canadian dollars, translated into U.S. dollars at the rate of 0.77067 US. dollars per Canadian dollar, which is the rate used by the Company in its 2017 Consolidated Statements of Income and Retained Earnings.
(2)	Represents payout of a plant-wide quality and production bonus.
(3)	Includes (a) a Company-matching contribution of $924 under the employee’s account under the Canadian subsidiary’s defined contribution savings plan, (b) premiums totaling $1,887 paid by the Company with respect to life and other insurance for the benefit of the employee or her beneficiaries, (c) contributions of $3,744 to maintain the employee in Canadian social programs, including state health and pension schemes, (d) premiums totaling $1,518 for supplemental health and dental plans for the benefit of employee and her family, (e) payment of a vacation premium of $3,860, and (f) a defined contribution pension contribution of $6,423.

The ration of the two amounts is 48.7: 1.00.

To perform this calculation, we started with the total number of employees working for the Company and its subsidiaries worldwide as of November 1, 2017; we used our entire worldwide employee population, and did not use statistical sampling. We then determined total compensation paid to each employee for all of 2017, excluding only changes in value of any vested pension benefits, as we concluded that it would have been extremely burdensome to determine such changes for all employees.

Each employee’s total compensation was then translated into U.S. dollars using the exchange rate applicable to each employee’s country of employment, as used by the Company in its 2017 Consolidated Statements of Income and Retained Earnings. On this basis, we determined that our median employee, for the purposes of this disclosure, was an employee of our Canadian subsidiary in Perth, Ontario, who had a vested pension benefit. The above table sets forth the change in the value of her pension during 2017, excluding any cost-of-living or annualization adjustments.

GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Nonequity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock Units (#)	All Other Option Awards: Number of Securities or Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Joseph G. Morone	2/24/17	829,650	1,659,300	3,318,600	16,168	32,335	64,670				3,190,363

John B. Cozzolino	2/24/17	201,000	402,000	804,000	5,083	10,167	20,333				883,389

Daniel A. Halftermeyer	2/24/17	147,380	294,760	589,520	3,801	7,602	15,205				654,732

Diane Loudon	2/24/17	141,250	282,500	565,000	3,582	7,164	14,328				621,703

Robert A. Hansen	2/23/17	114,793	229,586	459,175							333,016

(1)	Except for Mr. Hansen, each award represents the combined target cash amounts established for the officer in early 2017 in the APP and MPP Performance Awards granted to that officer under the 2011 Incentive Plan. For Mr. Hansen, the award represents the grant date cash value of target award established in his Performance Phantom Stock Grant.
(2)	Awards represent the combined target share amounts established for each officer in the APP and MPP Performance Awards, consisting of a target number of shares of Class A Common Stock. Each Performance Award entitled the NEO to receive from 50% (for attaining performance at the threshold level) to as much as 200% (for attaining performance at the maximum level) of such targets, based on the extent to which he or she attained certain performance goals during the performance periods. The performance conditions at each of the threshold, target, and maximum levels in the Performance Awards granted to each of the NEOs are described above (see pp. 22). The APP Performance Award agreements provide that a recipient whose employment terminated for any reason during 2017 would not be entitled to any portion of the award. The MPP award agreements relating to the foregoing awards provide that a recipient whose employment terminated for any reason during the three-year performance period would be entitled to a pro-rata portion of the foregoing awards. After 2017, the extent to which performance goals were attained under the APP Performance Award agreements and the Performance Phantom Stock grants was determined, and the actual number of shares awarded to each NEO is set forth in this proxy statement in the table titled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END” on page 29.
(3)	Except for Mr. Hansen, computed by adding the grant date fair value of the APP Performance Award and the grant date fair value of the MPP Performance Award (in each case, both cash and stock values). The amount reported for Mr. Hansen is the grant date fair value of his Performance Phantom Stock Award. In accordance with FASB ASC Topic 718, the grant date fair value of the portions of the Performance Award targets and the Performance Phantom Stock Award target denominated in shares, was determined to be the product of the target number of shares awarded multiplied by either (a) ) $46.95, the closing market price on February 23, 2017, the grant date of the Performance Phantom Stock Awards or (b) $47.35, the closing market price on February 24, 2017, the grant date of the Performance Awards, as it was expected that the probable outcome of the performance conditions would lead to the achievement of the target number of shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value(1) of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market(1) or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joseph G. Morone	—	—	—	—	—	10,424(2)	640,555	—	—
	—	—	—	—	—	—	—	26,721(3)	1,642,005
	—	—	—	—	—	—	—	20,888(4)	1283,568
	—	—	—	—	—	—	—	17,070(5)	1,048,952

John B. Cozzolino	—	—	—	—	—	2,972(2)	182,629	—	—
	—	—	—	—	—	—	—	8,871(3)	545,123
	—	—	—	—	—	—	—	7,468(4)	458,909
	—	—	—	—	—	—	—	5,816(5)	357,393
	300	0	—	20.6300	11/7/2022	—	—	—	—

Daniel A. Halftermeyer	—	—	—	—	—	2,605(2)	160,077	—	—
	—	—	—	—	—	—	—	8,738(3)	536,950
	—	—	—	—	—	—	—	6,134(4)	376,934
	—	—	—	—	—	—	—	4,777(5)	293,547

Diane M. Loudon	—	—	—	—	—	1,327(2)	81,554	—	—
	—	—	—	—	—	—	—	4,507(4)	276,955
	—	—	—	—	—	—	—	4,154(5)	255,263
	—	—	—	—	—	279(6,7)	17,145	—	—
	—	—	—	—	—	436(6,8)	26,792	—	—
	—	—	—	—	—	1,033(6,9)	63,478	—	—

Robert A. Hansen	—	—	—	—	—	—	—	4,300(3)	264,235
	—	—	—	—	—	6,746(6,10)	414,542	—	—
	—	—	—	—	—	4,416(6,11)	271,363	—	—
	150	0	—	19.3750	11/4/2018	—	—	—	—
	200	0	—	15.6875	11/9/2019	—	—	—	—
	450	0	—	10.5625	11/15/2020	—	—	—	—
	600	0	—	20.4500	11/6/2021	—	—	—	—
	1,000	0	—	20.6300	11/7/2022	—	—	—	—

(1)	Based on closing market price on December 29, 2017, of $61.45.
(2)	Represents shares actually earned by the NEO with respect to the APP Performance Award granted in 2017 and based on 2017 performance. Although such awards are not earned until January 1, 2018, the Company has determined to treat them as earned during 2017 and therefore outstanding at 2017 year-end solely for purposes of this disclosure. These awards are included in the “GRANTS OF PLAN-BASED AWARDS” table on page 28. As of January 1, 2018, 100% of the balance reported became vested, and these balances were distributed, in stock, on or about March 1, 2018.
(3)	Represents the shares actually earned by the NEO with respect to the MPP Performance Award granted to the NEO in 2015 under the 2011 Incentive Plan. These shares were earned based on performance during 2015, 2016 and 2017, and paid in 2018. None of the balance reported was earned as of December 31, 2017. As of January 1, 2018, 100% of the balance reported became vested, and these balances were distributed, in stock, on or about March 1, 2018.

(4)	Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2016 under the 2011 Incentive Plan. This share target is earned based on performance during 2016, 2017 and 2018, and paid in 2019. None of the balance reported was earned as of December 31, 2017.
(5)	Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2017 under the 2011 Incentive Plan. This share target is earned based on performance during 2017, 2018 and 2019, and paid in 2020. None of the balance reported was earned as of December 31, 2017. These awards are a part of those included in the “GRANTS OF PLAN-BASED AWARDS” table on page 28.
(6)	Performance Phantom Stock granted under the Performance Stock Plan. (7) The balance reported vested and became payable on March 15, 2018.
(8)	One-half of the balance reported will vest and be payable on March 15 in each 2018 and 2019.
(9)	One third of the balance reported will vest and be payable on March 15 in each 2018, 2019 and 2020.
(10)	One-fourth of the balance reported will vest and be payable on March 15 in each 2018, 2019, 2020 and 2021.
(11)	Represents shares actually earned by the NEO with respect to the Performance Phantom Stock Award granted in 2017 and based on 2017 performance. Although shares are not earned until January 1, 2018, the Company has determined to treat them as earned during 2017 and therefore outstanding at 2017 year-end solely for purposes of this disclosure. These awards are included in the “GRANTS OF PLAN-BASED AWARDS” table on page 28. As of January 1, 2018, 100% of the balance reported became earned, and one-fifth of the balances will vest and become payable on March 15 in each 2018, 2019, 2020, 2021 and 2022.

Description of Equity Awards

Equity awards referred to in the foregoing table include the following:

Stock Options. All of the options in the foregoing table were granted prior to 2002. Each option is fully vested and exercisable. The exercise price of each option is the fair market value of the Company’s Class A Common Stock on the date of grant.

Performance Phantom Stock. Grants under the Performance Phantom Stock plan are denominated as share targets, but no shares of Class A Common Stock are actually issued or issuable under the Plan, nor is there an exercise price. Instead, upon vesting, the earned shares are paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Class A Common Stock during a specified period preceding the vesting/payment date. Each award entitles the recipient to earn and be credited with between 0% and 150% of the target award, based on the extent to which he or she attained certain performance goals during the annual performance period. Once the number of shares earned is determined, the awards generally vest as to 20% of the earned shares on the last day of February in each of the first five years following the performance period, but only if the holder is then employed by the Company or a subsidiary. Award recipients are not credited with additional shares based upon the payment of dividends. The performance period for the 2017 grants runs from January 1, 2017 through December 31, 2017, and payout on earned shares runs through February 2022.

Performance-based Incentive Awards. The performance-based incentive awards described in the foregoing table were granted under the Company’s 2011 Incentive Plans.

Beginning in 2010, the performance-based incentive awards were structured in the form of the APP and MPP Performance Awards described above. These awards established both share and cash targets, which are paid out as denominated when earned. An APP Performance Award is cancelled if the recipient’s employment is terminated for any reason during the performance period. If the employment is terminated after the performance period, but prior to distribution of the award, the recipient is entitled to receive 100% of the earned award on the distribution date provided his or her employment is not terminated for “cause.” A recipient whose employment is terminated for “cause” forfeits any payments not yet paid, unless the Committee or, if required, a Performance Committee of the Board determines otherwise in its absolute discretion. An MPP Performance Award is cancelled only in the event the recipient’s employment is terminated for “cause,” in which case he or she would not be entitled to any payments unless the Committee or a Performance Committee of the Board determines otherwise in its absolute discretion. In the event a recipient’s employment is terminated for any other reason, the MPP Performance Award is not cancelled but the vesting ceases as of the date of termination. The recipient would then be entitled to a pro-rata payment for the amount that vested. Such payment would be based on achievement of the performance goals at the end of the performance period and would be made on the distribution date established in the award.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph G. Morone	—	—	0	0	20,060(2)	951,646
	—	—	—	—	17,396(3)	825,266

John B. Cozzolino	—	—	—	—	6,229(2)	295,503
	—	—	—	—	5,786(3)	274,488

Daniel A. Halftermeyer	17,300	616,847	—	—	6,368(2)	302,098
	—	—	—	—	3,374(3)	160,062

Diane M. Loudon	—	—	1,180	56,008	—	—
	—	—	—	—	2,697(3)	127,946

Robert A. Hansen	—	—	1,687	80,002	3,299(2)	156,505
	—	—	—	—	—	—

(1)	Vesting of Performance Phantom Stock granted pursuant to the Company’s Performance Stock Plan. Amounts reported as “Value Realized on Vesting” were distributed in cash to the NEO during 2017.
(2)	Vesting of share target under the MPP Performance Award granted to the NEO in 2014 pursuant to the 2011 Incentive Plan Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2017.
(3)	Vesting of share target under the APP Performance Award granted to the NEO in 2016 pursuant to the 2011 Incentive Plans. Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2017.

PENSION BENEFITS

Name(1)	Plan Name	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
John B. Cozzolino	PensionPlus	14.75	116,000	—
	Supplemental Executive Retirement Plan	—	—	—
	Qualified Supplemental Retirement Benefits	—	36,000	—

Daniel A. Halftermeyer(4)	—		124,086	—

Robert A. Hansen	PensionPlus	27.67	763,000	—
	Supplemental Executive Retirement Plan	—	—	—
	Qualified Supplemental Retirement Benefits	—	—	—

(1)	The Company’s PensionPlus Plan and Supplemental Executive Retirement Plan were closed to new employees, effective October 1, 1998. Dr. Morone and Ms. Loudon, who both joined the Company after the plans were closed, have no reportable pension benefits and are omitted from the table.
(2)	Where noted, credited service is the same as actual service through February 28, 2009.
(3)	Except for Mr. Halftermeyer, the values of the pension benefits reported above are the present values of benefits expected to be paid in the future. The actuarial assumptions used to determine these values are the same as are used in the Company’s financial statements, except that the assumed retirement age for purposes of this table is the earliest unreduced retirement age as defined in the relevant plan. Present values are determined as of the Company’s measurement date for pension purposes (December 31, 2017). (Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form

10-K for the fiscal year ended December 31, 2017 for a discussion of these assumptions.) Each amount assumes that the form of payment will be a single life annuity.

(4)	As a non-U.S. employee, Mr. Halftermeyer does not participate in the U.S. PensionPlus Plan, the Supplemental Executive Retirement Plan or the Qualified Supplemental Retirement Plan. Instead, as Mr. Halftermeyer is a French citizen working for a company affiliate in Switzerland, the Company is required by Swiss law to maintain a private pension for his benefit. The private pension is purchased through an insurance company. The Company’s Swiss subsidiary is required to make defined premium contributions. The premium paid by the Company in 2017 was CHF 7,661 or $7,783 using the conversion rate of 1.016 U.S. dollars per Swiss franc, which is the rate used by the Company in its 2017 Consolidated Statements of Income and Retained Earnings. The policy was first purchased in 2007. The present value of the accumulated benefit is set forth in the table above (and has been translated into U.S. dollars at the rate of 1.02438 U.S. dollars per Swiss Franc, which was the applicable conversion rate as of December 31, 2017). In addition, Mr. Halftermeyer continues to participate in a French state-mandated social scheme as an expatriate. The Company contributes both the employer’s and employee’s share of the legally required contribution under this scheme. In early 2017, the Company paid €93,782, or $105,825 using the conversion rate of 1.12841 U.S. dollars per euro, which is the rate used by the Company in its 2017 Consolidated Statements of Income and Retained Earnings. This contribution covered the period from October 2016 through September 2017. Of this amount, approximately $38,096 was the employee’s required contribution, which the Company assumed as part of the international assignment.

PensionPlus Plan. The Company’s U.S. PensionPlus Plan, applicable to all salaried and most hourly employees in the United States who began employment on or before October 1, 1998, provides generally that an employee who retires at his or her normal retirement age (age 65) will receive a maximum annual pension equal to the sum of (a) 1% of his or her average annual base compensation for the three most highly compensated consecutive calendar years in his or her last ten years of employment (the “High Three Average”) times his or her years of service (up to 30) before April 1, 1994; plus (b) 0.5% of the amount by which his or her High Three Average exceeds a Social Security offset ($41,623 in 2009) times his or her years of service (up to 30) before March 31, 1994; plus (c) 1% of his or her High Three Average times years of service (up to 30) between March 31, 1994, and January 1, 1999; plus (d) 0.75% of such High Three average times years of service (up to 30) after December 31, 1998; plus (e) 0.25% of such High Three Average times years of service in excess of 30. The Plan was amended effective February 28, 2009, to freeze the accrual of any new benefits. As a result, no participant has accrued any additional pension creditable service after that date, and the High Three Average is now determined in reference to the last ten years of employment prior to February 28, 2009.

Annual base compensation in any year used to determine a participant’s High Three Average is the rate of base earnings of such participant as of January 1 of such year. It does not include other cash compensation (such as annual cash bonuses) or noncash compensation.

Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The effect of such limits is reflected in the amounts reported as the present value of benefits accumulated under the PensionPlus Plan.

The PensionPlus Plan permits early retirement at or after age 55 with at least ten years of service. Of the NEOs who participate in the Plan, only Mr. Hansen is eligible for retirement under the PensionPlus Plan. In general, provided that payment of benefits does not commence until the normal retirement age of 65, the pension of a participant retiring early will be calculated in the same manner as described above, taking into account years of service up to February 28, 2009, and such participant’s High Three Average prior to that date. A participant eligible for early retirement may also elect to commence benefits on or after his or her early retirement date and prior to age 65 in an amount that is the actuarial equivalent of his or her normal retirement benefit.

Supplemental Executive Retirement Plan. The Company’s unfunded Supplemental Executive Retirement Plan is intended to replace any PensionPlus benefits that a participant is prevented from receiving by reason of the Section 415 limits on pensions or the Section 401 limits on annual compensation used to calculate PensionPlus benefits. All plan participants affected by such limitations are eligible to receive benefits under the unfunded Supplemental Executive Retirement Plan. In other words, the pension formula described above is used to determine aggregate benefits under both plans — the portion that is not payable under the PensionPlus Plan due to the foregoing limits is payable under the Supplemental Executive Retirement Plan. The allocation is made on the basis of IRS regulations in effect on the valuation date. The Executive Retirement Plan was also amended effective February 28, 2009 to freeze the accrual of any new benefits.

Qualified Supplemental Retirement Benefits. Certain employees of the Company who were active on June 30, 2002, are entitled to receive additional qualified supplemental retirement (“QSR”) benefits under the PensionPlus Plan. On June 30, 2002, each covered employee was credited with an initial account balance in a specified amount. Each such participant had participated in deferred compensation plans maintained by the Company on or before such time, pursuant to which he or she could defer the receipt of earned cash compensation until retirement or other events. Amounts deferred earned interest at rates approved from time to time by the Compensation Committee. In each case, the amount initially credited to such employee’s QSR account was equal to an amount of deferred compensation (including interest) to which he or she was entitled but which he or she agreed to renounce. Each QSR account is credited with interest at 8.5% annually until retirement, at which time the QSR account value is payable in the form of an actuarially equivalent single life annuity or, at the election of the participant, in a single lump sum.

Nonqualified Deferred Compensation

There were no executive or Company contributions, or interest or other earnings, during 2017 under any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, nor did any NEO receive any withdrawals or distributions during, or have any account as of the end of, 2017.

Plan-based Compensation

Stock Options. There were no unexercisable options as of December 31, 2017 that would become exercisable upon the involuntary termination or retirement of any NEO.

Phantom Stock and Performance-based Awards. The following chart indicates what the effect on Phantom Stock and earned performance-based incentive awards in the accounts of each NEO would have been upon the occurrence of (a) termination of employment involuntarily on December 31, 2017, without cause, or (b) in the case of any NEO who had attained age 62 at the time, a voluntary or involuntary termination of employment on such date, without cause. (All of these awards are reported in the table entitled “Outstanding Equity Awards at Fiscal Year-End” on page 29.)

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Shares or Units of Stock That Would Vest Upon Such Termination (#)	Value of Shares or Units of Stock That Would Vest Upon Such Termination(1) ($)

Joseph G. Morone	10,424(2)	0	0
	17,070(3)	5,689(4)	349,616
	20,888(5)	13,926(6)	855,755
	26,721(7)	26,721	1,642,005

John B. Cozzolino	2,972(2)	0	0
	5,816(3)	1,938(4)	119,119
	7,486(5)	4,991(6)	306,692
	8,871(7)	8,871	545,123

Daniel A. Halftermeyer	2,605(2)	0	0
	4,777(3)	1,592(4)	97,839
	6,134(5)	4,090(6)	251,302
	8,738(7)	8,738	536,950

Diane Loudon	1,327(2)	0	0
	4,154(3)	1,385(4)	85,079
	4,507(5)	3,005(6)	184,646
	1,748(8)	874	53,707

Robert A. Hansen	4,188(7)	4,188	257,353
	6,746(8)	3,373	207,271
	4,416(9)	2,208	135,681

(1)	Based on the closing market price on December 29, 2017 of $61.45.
(2)	Represents the number of shares earned pursuant to the APP Performance Award granted to the NEO in 2017 under the 2011 Incentive Plan based on 2017 performance. None of the balance reported was earned or vested as of December 31, 2017. Pursuant to the terms of the award, this award would be canceled upon termination for any reason on or before December 31, 2017.
(3)	Represents the number of shares established as the target share opportunity in the NEO’s MPP Performance Award granted in 2017 under the 2011 Incentive Plan. This target share award is earned based on performance during 2017, 2018 and 2019, and paid in 2020. None of the balance reported was earned as of December 31, 2017.
(4)	Represents one-third of the target share award in the NEO’s MPP Performance Award granted in 2017 under the 2011 Incentive Plan. Although not earned as of December 31, 2017, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2020 of the shares vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2017.
(5)	Represents the number of shares established as the target share opportunity in the NEO’s MPP Performance Award granted in 2016 under the 2011 Incentive Plan. This target share award is earned based on performance during 2016, 2017 and 2018, and paid in 2019. None of the balance reported was earned as of December 31, 2017.
(6)	Represents two-thirds of the target share award in the NEO’s MPP Performance Award granted in 2016 under the 2011 Incentive Plan. Although not earned as of December 31, 2017, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2019 of the share that vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2017.

(7)	Represents the number of shares actually earned pursuant to the MPP Performance Award granted to the NEO in 2015 under the 2011 Incentive Plan based on performance during 2015, 2016 and 2017. The award vested pro rata on a daily basis during the three-year performance period. Thus, in the event the NEO had been terminated for any reason other than for cause on December 31, 2017, the NEO would nevertheless have been entitled to a payout in 2018 of the shares set forth.
(8)	Performance Phantom Stock granted under the Performance Stock Plan prior to 2017. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.
(9)	Represents the number of shares of Phantom Stock actually earned pursuant to a grant under the Performance Stock Plan made in 2017. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.

Potential Payments upon Termination or Change in Control

Termination/Severance

Dr. Morone

The Committee believes that under certain circumstances, severance agreements are appropriate for the attraction and retention of executive talent, consistent with the practices of peer companies. In the case of Dr. Morone particularly, the Committee felt a severance provision was warranted in order to induce Dr. Morone to leave the security of his prior position and become the Company’s CEO. Thus, the Company’s employment agreement with Dr. Morone (see page 21) provided that in the event his employment is terminated for any reason, he would be entitled to: (a) any unpaid base salary accrued to the effective date of termination; (b) any unpaid but earned and accrued annual cash bonus for the portion of the year in which the termination of employment occurred, and for any completed prior year for which the annual cash bonus has not been paid; (c) pay for any accrued but unused vacation to which he was entitled calculated in accordance with the Company’s vacation policy; (d) any benefits or compensation required to be provided after termination pursuant to, and in accordance with the terms of, any employee benefit plans, policies, or arrangements applicable to him; (e) any unreimbursed business expenses incurred prior to termination and required to be reimbursed pursuant to the Company’s policy; and (f) any rights to indemnification to which he may be entitled under the Company’s Articles of Incorporation or By Laws. In addition, in the case of termination by the Company without cause, he would be entitled to receive an amount equal to twice his annual base salary at the time of termination, payable in 24 equal monthly installments. His right to receive these additional severance payments would be contingent upon his continuing compliance with confidentiality and non-disparagement provisions in the agreement, and upon his having executed and delivered to the Company a release of any and all claims relating to his termination. For purposes of the agreement, “cause” would be deemed to exist if a majority of the members of the Company’s Board of Directors determines that he has (i) caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his duties, (ii) not made a good faith effort to carry out his duties, (iii) wrongfully and substantially enriched himself at the expense of the Company, or (iv) been convicted of a felony. There was no sunset included in the severance provision of Dr. Morone’s contract when it was drafted and executed. The Committee is aware of this fact but no action was contemplated to incorporate such a provision. The industries in which the Company competes continue to undergo significant changes to which the Company must be responsive. The Company believes that it is important to shareholder value that its CEO leads the Company’s response to those changes without concern for the impact on his or her specific position. Nor has the fact that Dr. Morone’s contract contains a severance provision had any impact on the Committee’s deliberations and actions regarding his compensation.

Other Executive Officers

As of January 1, 2016, the Company entered into Severance Agreements with each of the Company’s executive officers, other than the CEO, and several other senior managers. These agreements were meant to replace similar agreements expiring December 31, 2015, and were revised and updated to conform to then-current best practices. The material terms of the Severance Agreements provide that in the event an officer’s employment is terminated by the Company at any time before the expiration of the applicable Severance Agreement for any reason other than Cause, or if the officer’s employment is terminated by the officer for Good Cause (as those terms are defined in the Severance

Agreement, and in either case, a “Qualifying Termination”), the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 24 months. In the event the Qualifying Termination occurs within 12 months of a Change in Control (as defined in the Severance Agreement) the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 36 months, although in that case some of the monthly payments would be accelerated and paid as a lump sum to comply with applicable tax laws. The officer would also remain eligible for a prorated payment of any bonus earned, if any, during the year in which the Qualifying Termination occurs, and 12 months of executive outplacement services. In addition, if elected, the Company would pay the required premium to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In order to receive the severance benefits, the officer would obligated to execute a release in favor of the Company at the time of termination which would also bind the officer to a restrictive covenant for the period during which the severance benefits are being paid. The initial term of each Severance Agreement is three years, but each will thereafter automatically renew for one-year periods unless the Company timely notifies the executive of its intent not to renew. In order to receive the severance benefits, the executive is obligated to execute a release in favor of the Company at the time of termination and comply with the confidentiality and non-disparagement provisions of the Agreement. The executive is also bound by a restrictive non-competition covenant during the Severance Period. For the purposes of such agreements, cause is deemed to exist upon (i) the conviction of the executive for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on the part of the executive that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (iii) the executive’s willful misconduct in connection with his or her duties or willful failure to use reasonable effort to perform substantially his or her responsibilities in the best interest of the Company; (iv) the executive’s willful violation of the Company’s Business Ethics Policy or any other Company policy that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by the executive; (vi) the executive undertaking a position in competition with the Company; (vii) the executive having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; or (viii) the executive having wrongfully and substantially enriched himself or herself at the expense of the Company. The Severance Agreements also contain a clawback provision which provides that an executive would forfeit any unpaid severance due pursuant to the agreement and would be required, upon demand, to repay any severance already paid if, after the executive’s termination: (i) there is a significant restatement of the Company’s financial results, caused or substantially caused by the fraud or intentional misconduct of the executive; (ii) the executive breaches any provision of the agreement, including, without limitation, the restrictive covenants, confidentiality and non-disparagement provisions; or (iii) the Company discovers conduct by the executive that would have permitted termination for cause, provided that such conduct occurred prior to the executive’s termination.

The Committee considers severance to serve as a bridge in the event employment is involuntarily terminated without cause. Therefore, the foregoing Severance Periods were deemed to be appropriate in light of the perceived length of time it could take for the affected executive to find an equivalent position. At the time the agreements were approved, the Committee determined that individual executive agreements were superior to an all-inclusive policy because they provided more flexibility to address each officer’s situation, and his or her individual perceived importance to the Company and its strategies. It was further determined that the provision of a severance agreement would allow each executive to focus on the needs of the business without concern for his or her own position.

Except as set forth above, the Company has not entered into any other agreement, contract, plan, or arrangement, written or unwritten, to provide payment to any NEO in connection with his retirement, severance, termination or separation.

Change in Control

Other than the provisions found in the RSU and Phantom Stock Plan, which are applicable to all employees who receive an award under those plans, and the severance agreements described above, the Company has no contract, agreement, plan, or arrangement, whether written or unwritten, that would provide for payment to an NEO at, following, or in connection with a change in control of the Company. The provisions of the RSU and Phantom Stock Plans provide that in the event of termination following a change of control, 100% of an award recipient’s unvested grant shall become immediately payable in full.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, and the related “say-on-pay” rules adopted by the Securities and Exchange Commission, the Company is asking stockholders to vote on the compensation provided to our NEOs, as described in the preceding sections of this proxy statement.

Accordingly, the Board of Directors recommends that stockholders approve such compensation by approving the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This vote is nonbinding. Although it may not be possible to discern the specific concerns of stockholders that may cause them to cast a negative vote, the Board and the Compensation Committee have in prior years considered the vote, and communications received from holders explaining their voting decisions, as meaningful to the process of determining how Company’s executive officers should be compensated.

As described in detail under “Compensation Discussion and Analysis” above, our compensation programs are designed to motivate our NEOs, and other members of management, to manage the Company so that it achieves superior performance and delivers value to our stockholders. We believe that our compensation program, with its balance of short-term cash incentives and long-term incentives (including equity-based awards that vest over multiple years), rewards sustained performance that is aligned with delivering consistent value to our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

APPROVAL OF NEW DIRECTORS’ ANNUAL RETAINER PLAN

The Company’s current Directors’Annual Retainer Plan provides that $70,000 of a Director’s annual retainer, the total amount of which is determined by the Board of Directors, be paid in shares of the Company’s Class A Common Stock. Under the Corporate Governance Guidelines of the New York Stock Exchange, the Company cannot increase the stock portion of the directors’ annual retainer without stockholder approval.

A copy of the new proposed Directors’ Annual Retainer Plan, which will replace the current plan, is attached to this Proxy Statement as Exhibit B. The proposed plan:

•	Provides that it will govern the stock portion of the directors’ annual retainer during the period from the 2018 Annual Meeting until it is amended or terminated by the Board;
•	Extends from May 13, 2025 to May 11, 2027 the period during which shares may be paid under the Plan; and
•	Fixes the stock portion of the annual retainer at $90,000.

The Board of Directors recommends that the new Directors’ Annual Retainer Plan be approved.

New Plan Benefits

Assuming the new plan is approved, the portion of total director compensation paid in shares of the Company’s Class A Common Stock will be increased from $70,000 to $90,000. Current non-employee Directors and Director nominees who would be entitled to the new benefits are Christine Standish, Erland E. Kailbourne, John F. Cassidy, Edgar G. Hotard, John R. Scannell, Katharine L. Plourde, A. William Higgins, Kenneth W. Krueger and Lee C. Wortham.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
THE APPROVAL OF THE NEW DIRECTORS’ ANNUAL RETAINER PLAN

DIRECTOR COMPENSATION

Directors who are not employees of the Company are compensated for their services by fees in cash and stock. All directors are reimbursed for expenses incurred in connection with such services. In addition, the Company provides travel and liability insurance to all directors. It is the goal of the Committee to set directors’ fees at a competitive level that will enable the Company to attract and retain talented, well-qualified directors. The payment of a portion of each director’s fee in shares of Class A Common Stock of the Company is intended to align the interests of the director with the interests of our stockholders, consistent with delivering shareholder value.

Annual Retainer. During 2017, directors were entitled to an annual retainer of $110,000, $70,000 of which was payable in shares of Class A Common Stock of the Company pursuant to the Directors’Annual Retainer Plan. Directors serving for only a portion of the year received a pro-rated portion of the annual retainer. The Standish Directors, who each hold shares well in excess of the Board’s share ownership guidelines (described below), were permitted during 2017 to elect to receive cash in lieu of the stock portion of the annual retainer, and each elected to do so. Any director may also elect to receive all or any part of his or her unpaid cash portion of the annual retainer in shares of Class A Common Stock.

Meeting Fees. In lieu of cash fees for regularly scheduled meetings, directors received an additional cash fee of $30,000, and members of the Audit Committee also received an additional annual cash amount of $5,000. These amounts were paid in four equal quarterly installments and were also pro-rated in the case of service for only a portion of the year. Directors received cash fees of $750 for each special meeting of the Board or any Board Committee during 2017 that was designated as a telephone meeting. During 2017, four Board meetings, one Compensation Committee meeting and three Audit Committee meetings were so designated. Directors were also entitled to receive cash fees of $1,500 for each special meeting of the Board, and $1,000 for each special meeting of a Committee they attended in person or by telephone. The Governance Committee held one such meeting during 2017.

Other Fees. The Chairman of each standing committee of the Board received an annual fee during 2016 for such service: $7,500 for the Chairman of the Governance Committee, $10,000 for the Chairman of the Compensation Committee, and $15,000 for the Chairman of the Audit Committee. (These fees were also pro-rated in the case of any director serving in such capacity for a portion of the year.) The Chairman of the Board received an annual fee of $60,000 for such service, and the Vice Chairman of the Board received an annual fee of $35,000 for such service. Directors received $1,500 for each day that they are engaged in Company business (other than attendance at Board or Committee meetings) at the request of the Chairman of the Board or the Chief Executive Officer. Annual fees were paid in four equal quarterly installments. All amounts were paid in cash.

Director Pension. Each person who was a member of the Board of Directors on January 12, 2005, who was elected as a director prior to August 9, 2000, and who is not eligible to receive a pension under any other Company retirement program is, following (i) the termination of his or her service as a director and (ii) the attainment by such director of the age of 65, entitled to receive an annual pension in the amount of $20,000, payable in quarterly installments until the earlier of (a) the expiration of a period equal to the number of full years that such person served as a director prior to May 31, 2001, or (b) the death of such person. Directors Christine Standish, Kailbourne, and Morone are the only current directors so eligible.

Share Ownership Guidelines. The Board has adopted share ownership guidelines for its members. Under these guidelines, directors are generally expected to retain ownership of shares of Common Stock awarded or acquired until an ownership equal to three (3) times the annual cash and stock retainer is attained.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Christine L. Standish	162,500	—	—	—	2,140(2)	—	164,640

Erland E. Kailbourne	112,794	109,956	—	—	126	—	222,876

John C. Standish	179,500	—	—	—	41,000(3)	—	220,500

John F. Cassidy, Jr.	125,287	69,964	—	—	—	—	195,251

Edgar G. Hotard	91,537	69,964	—	—	—	—	161,501

John R. Scannell	79,787	69,964	—	—	—	—	149,751

Katherine L. Plourde	114,787	69,964	—	—	—	—	184,751

Joseph G. Morone	—	—	—	—	2,560(2)	—	2,560

A. William Higgins	64,294	109,956	—	—	—	—	174,250

Kenneth W. Krueger	87,787	69,964	—	—	—	—	157,751

(1)	As these are payments of shares, and not stock “awards,” there are no amounts deemed “outstanding” at the end of 2017.
(2)	Increase during 2017 in the actuarial present value of the director’s accumulated benefit under the director pension plan described in the narrative preceding this table.
(3)	Increase during 2017 in the actuarial percent value of Mr. Standish’s accumulated benefit under the Company’s U.S. defined benefit plan.

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP (“KPMG”) as auditors of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, and to perform the reviews of the financial statements to be included in our quarterly reports on Form 10-Q with respect to the first three quarters of 2018.

As stated in the Audit Committee Report on page 9, the Audit Committee has received the communications related to KPMG’s independence required by applicable PCAOB rules, has discussed with KPMG its independence, and has considered whether the provision of the services referred to below under “All Other Fees” is compatible with maintaining the independence of KPMG. In accordance with its charter, the Committee has also reviewed KPMG’s report describing (1) its internal quality-control procedures, (2) any material issues raised in any recent internal review, peer review, or review by any government or professional authorities (such as the PCAOB) of one or more independent audits conducted by KPMG, and (3) any steps taken by KPMG to deal with any issues raised in such reviews.

Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, terminate, oversee and evaluate the performance of the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required to approve the ratification of the selection of KPMG as the Company’s independent auditor. A representative from KPMG is expected to be available to respond to appropriate questions from stockholders.

The Audit Committee does not expect to take action with respect to the appointment of auditors to audit the financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2018 until the second half of this year, and may issue requests to KPMG and other audit firms for proposals, which the Committee will review before making any appointment. The Audit Committee also reserves the right to appoint, reappoint, retain, or replace our auditors at any time, even after an appointment has been ratified by the stockholders. The stockholder vote on this proposal is advisory and nonbinding, and serves only as a recommendation to the Board of Directors. If the shareholders do not ratify the appointment of our auditors, the Audit Committee will consider such voting results with respect to any appointment.

Audit Fees

The aggregate fees billed by or agreed to with KPMG for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services in connection with statutory and regulatory filings or engagements were $2,389,000 in 2017 and $2,262,700 in 2016.

Audit-related Fees

The aggregate fees billed by KPMG for assurance or related services reasonably related to the performance of the audit or review of the Company’s annual financial statements, including benefit plans, were $85,000 in 2017 and $85,000 in 2016.

Tax Fees

The aggregate fees billed by KPMG for tax compliance, tax advice, and tax planning were $219,376 in 2017 and $137,744 in 2016. Billings were primarily for assistance in the preparation of tax returns and filings, assistance in connection with tax audits, tax advice in connection with corporate and business restructuring activities, and general tax advice.

All Other Fees

KPMG did not bill for any other products or services not described above in 2017 or 2016.

Preapproval Policy

It is the responsibility of the Company’s Audit Committee to approve all audit and nonaudit services to be performed by the independent auditors, such approval to take place in advance of such services when required by law, regulation, or rule.

The Chairman of the Audit Committee is permitted to preapprove any engagement of the independent auditor for services that could be properly preapproved by the Committee, provided that the anticipated fees with respect to the services so preapproved do not exceed $100,000. The Chairman is required to report such preapprovals to the next regular meeting of the Committee.

The Audit Committee is required to preapprove each engagement of the independent auditor not preapproved by the Chairman of the Committee. Each such preapproval must describe the particular service to be rendered. No preapproval may be given for any service that would cause the independent auditor to be considered not independent under applicable laws and regulations, and the independent auditor is requested to confirm that such service will not compromise its independence as part of the preapproval process.

With respect to the engagement of the independent auditor to provide routine and recurring audit-related tax and other nonaudit services, preapproval of the Audit Committee may take the form of approval of a schedule describing such services in reasonable detail and specifying an annual monetary limit. Each audit or nonaudit service (excluding tax services provided in the ordinary course) shall be reflected in a written engagement or other writing. In connection with the provision of permitted tax services, the independent auditor is required to, among other things, provide a written description of the services and discuss their impact on the auditor’s independence.

None of the 2016 or 2017 services described above was approved by the Audit Committee or its Chairman pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which permits the waiver of preapproval requirements in connection with the provision of certain nonaudit services.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF
KPMG LLP

STOCKHOLDER PROPOSALS

The Company’s By Laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered, or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Meeting not less than 100 days nor more than 180 days prior to the anniversary date of the last preceding annual meeting of stockholders, and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Each such notice shall set forth (i) the proposal desired to be brought before the annual meeting and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal, and (v) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“the Proxy Rules”). In the case of proposed nominations of persons for election to the Board of Directors, each such notice shall also (i) set forth such information with respect to such nominees and the stockholder proposing the nominations as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules, and (ii) be accompanied by the written consent of each proposed nominee to being named in the Company’s proxy statement as a nominee and to serving as a director if elected, and by written confirmation by each such nominee of the information relating to such nominee contained in the notice.

Proposals of stockholders that are intended to be presented at the Company’s 2019 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 216 Airport Drive, Rochester, New Hampshire 03867, not later than November 28, 2018 in order to be considered for inclusion in the Company’s proxy statement and form of proxy. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.

In addition, management proxies for the 2019 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company’s proxy statement and form of proxy if the Company does not receive notice of such proposal by February 11, 2019, or if such proposal has been properly excluded from such proxy statement and form of proxy.

OTHER MATTERS

The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.

Charles J. Silva, Jr.
Secretary

March 28, 2018

Exhibit A

Supplement to Compensation Discussion and Analysis

The following information supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading “Performance Award Metrics and Goals” beginning on page ___.

Definitions relating to the 2017 APP and MPP awards

“2017 Global MC Cash Flow” — the amount reported as “Net Income” for the Global Machine Clothing business segment for 2017 in the Company’s Consolidated Statement of Income for 2017, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs, provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses; (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during 2017, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during 2017 or any non-cash charges associated with the redemption of convertible notes; and (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period; and (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate (the foregoing hereinafter collectively referred to as the “Adjustments”) as the same may be applied to such business segment then further adjusting the resulting amount by: (X) deducting therefrom the aggregate sum of all approved Machine Clothing capital expenditures released during 2017, plus any over-budget capital expenditures costs or less any under budget capital expenditure costs budgeted regardless of the year in which released, adjusted to exclude any capital expenditures release during 2017 and any over or under budget capital expenditure costs that are attributable to any business operations acquired during the year; (Y) adding back any expense related to machinery and equipment relocations, or plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring; and (Z) by increasing, or decreasing as the case may be, the amount by a sum equal to the net decrease (or increase) in the aggregate sum of Machine Clothing Accounts Receivable and Inventories during the Performance Period. Accounts Receivable and Inventories shall in each case mean the amounts set forth in the Company’s financial accounting systems and reported in the Company’s year-end consolidated financial statements for the applicable year in accordance with GAAP, adjusted to exclude (1) any Accounts Receivable or Inventories attributable to any business operations acquired during the applicable year and (2) the effect of currency fluctuations. For the purposes of this definition, any funds released for the Company’s equipment contingency budget shall not reduce cash flow. For the purposes of determining the Metric Percentage achieved, the following goals are established:

Performance Metric	Metric Percentage
	0%	50%	100%	150%	200%
2017 Global MC
Cash Flow	< $99.48M	≥ $99.48M	≥ $165.8M	≥ $199M	≥ $232.1M

“2017 Adjusted Global AEC EBITDA excluding R&D” — the amount reported as “Net Income” from the Albany Engineered Composites business segment as reported in the Company’s 2017 Consolidated Statement of Income, exclusive of research and development costs and any amount recorded for the non-controlling interest in Albany Safran Composites (ASC), less any income, or plus any expense, derived from the revaluation of nonfunctional currency assets and liabilities, adjusted according to the Adjustments as the same may be applied to such business segment, and further adjusted to exclude the effect on income of any fixed asset-write-offs related to specific discontinued programs within the AEC business segment (including ASC), any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs, and adding back any expense related to machinery and equipment relocations, or other capital expenditures associated with plant closing or consolidation of manufacturing capacity, plus adding back charges related to any write-offs of previously capitalized costs or charges for recognized future losses, in both cases only as related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine. For the purposes of determining the Metric Percentage achieved, the following goals are established:

	Metric Percentage
Performance Metric	0%	50%	100%	150%	200%
Adjusted Global AEC
EBITDA excluding
R&D	< $31.92M	≥ $31.92M	≥ $53.2M	≥ $63.8M	≥ $74.5M

“2017 Other Cash Flow” shall be equal to that portion of “Net Income” for 2017 as reported in the Company’s Consolidated Statement of Income for 2017, which is in the aggregate attributable to the Global Information Systems (GIS) and Corporate cost centers and items reported as other income/expense, net, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted according to the Adjustments as the same may be applied to such cost centers, then further adjusting the resulting amount by: (X) deducting therefrom the aggregate sum of any GIS or Corporate approved capital expenditures released during 2017, plus any over-budget capital expenditures costs or less any under budget capital expenditure costs budgeted regardless of the year in which released, adjusted to exclude any capital expenditures released during 2017 and any over or under budget capital expenditures costs that are attributable to any business operations acquired during the year; and (Y) by increasing, or decreasing as the case may be, the amount by a sum equal to the net increase (or decrease) in Accounts Payable during the Performance Period. Accounts Payable shall in each case mean the amounts set forth in the Company’s financial accounting systems and reported in the Company’s year-end consolidated financial statements for the applicable year in accordance with GAAP, adjusted to exclude (1) any Accounts Payable attributable to the Company’s Albany Engineered Composites business segment, (2) any Accounts Payable attributable to any business operations acquired during the applicable year and (3) the effect of currency fluctuations.

For the purposes of determining the Metric Percentage achieved, the following goals are established:

	Metric Percentage
Performance Metric	0%	50%	100%	150%	200%
2017 Other Cash Flow	< -$59.4M	≥ -$59.4M	≥ -45.7M	≥ -$36.6M	≥ -$27.4M

“Aggregate Global MC Cash Flow” — the aggregate amount reported as Global MC Cash Flow (as defined above) in 2016, 2017, and 2018.

“Aggregate Adjusted Global AEC EBITDA excluding R&D” — the aggregate total amount of Adjusted Global AEC EBITDA excluding R&D (as defined above) in 2016, 2017, and 2018.

Definitions relating to the 2015 MPP Awards

“Aggregate Global MC Cash Flow” — the total of Global MC Cash Flow in 2015, plus Global MC Cash Flow in 2016, plus Global MC Cash Flow in 2017, where Global MC Cash Flow for each year is equal to the amount reported as “Net Income” for the Global Machine Clothing business segment for the applicable year in the Company’s Consolidated Statement of Income, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs, provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment;

(D) income tax expenses; (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the applicable year, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the year; (3) to exclude any income (or loss) attributable to any business operation acquired during the year; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the year or any non-cash charges associated with the redemption of convertible notes; and (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the year; then further adjusting the resulting amount by: (X) deducting therefrom the aggregate sum of all approved Machine Clothing capital expenditures released during the year, plus any over-budget capital expenditures costs or less any under budget capital expenditure costs budgeted regardless of the year in which released; (Y) adding back any expense related to machinery and equipment relocations, or other capital expenditures associated with plant closings or consolidation of manufacturing capacity; and (Z) by increasing, or decreasing as the case may be, the amount by a sum equal to the net decrease (or increase) in the aggregate sum of Machine Clothing Accounts Receivable and Inventories during the Performance Period. Accounts Receivable and Inventories shall in each case mean the amounts set forth in the Company’s financial accounting systems and reported in the Company’s year-end consolidated financial statements for the applicable year in accordance with GAAP, adjusted to exclude (1) any Accounts Receivable or Inventories attributable to any business operations acquired during the applicable year and (2) the effect of currency fluctuations. For the purposes of this definition, any funds released for the Company’s equipment contingency budget shall not reduce cash flow. For the purposes of determining the Metric Percentage achieved, the following goals were established:

	Metric Percentage
Performance Metrics	0%	50%	100%	150%	200%
1. Aggregate Global
MC Cash Flow	< $332.7M	≥ $332.7M	≥ $475.3M	≥ $570.4M	≥ $665.4M

“Aggregate Adjusted Global AEC EBITDA excluding R&D” — the total of Adjusted Global AEC EBITDA excluding R&D in 2015, plus Adjusted Global AEC EBITDA excluding R&D in 2016, plus Adjusted Global AEC EBITDA excluding R&D in 2017, where Adjusted Global AEC EBITDA excluding R&D for each year is equal to the amount reported as “Net Income” from the Albany Engineered Composites (“AEC”) business segment for the applicable year, as reported in the Company’s Consolidated Statement of Income, exclusive of research and development costs and any amount recorded for the non-controlling interest in Albany Safran Composites (“ASC”), less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such expense reduced Operating Income, or subtracting to the extent that such item increased Operating Income: (A) depreciation and amortization expense; (B) restructuring costs, provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill impairment; (D) income tax expense; (E) net interest expense (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the year, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the year; (3) to exclude any income (or loss)

attributable to any business operation acquired during the year; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations; (5) to exclude the effect on income of any fixed asset-write-offs related to specific discontinued programs within the AEC business segment (including ASC), (6) to exclude any charges (a) related to any write-offs of previously capitalized costs or (b) for recognized future losses, in both cases only related to the long term agreement for the supply of parts of the Rolls Royce BR725 engine, (7) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the year or any non-cash charges associated with the redemption of convertible notes; and (8) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the year. For the purposes of determining the Metric Percentage achieved, the following goals were established:

	Metric Percentage
Performance Metrics	0%	50%	100%	150%	200%
1. Aggregate Adjusted
Global AEC EBITDA
excluding R&D	< $18.4M	≥ $18.4M	≥ $37.4M	≥ $56.4M	≥ $75.4M

“The Weighted Average of The AEC Three-year Performance Metrics” — equals (60% x Metric Percentage achieved for the Aggregate Adjusted Global AEC EBITDA excluding R&D Metric defined above) + (40% x Metric Percentage achieved for the Success in Achieving Long Term AEC Research and Technology Development Projects Metric defined below).

“Success in Achieving Long Term AEC Research and Technology Development Goals” For the purposes of the performance metric, applicable AEC Research and Technology projects shall be (1) a new project or new phase of an existing project involving customer participation on projects having a technical readiness levels of between 1 and 4 and annual revenue potential of at least $5 million per product or product family and (2) new commercial collaborations on existing development projects having a technical readiness level of 5 or greater and annual potential of at least $5 million per product or product family. The targeted performance goal shall be at least twelve (12) new initiatives commenced AND at least six (6) new commercial collaborations entered into during the Performance Period, with performance measured as follows:

Performance Metric Percentage
50%	100%	150%	200%
6 New Initiatives AND 3 New Collaborations	12 New Initiatives AND 6 New Collaborations	18 New Initiatives AND 8 New Collaborations	24 New Initiatives AND 10 New Collaborations

In determining the achievement level attained, the Committee, in its sole determination, shall take into consideration such factors as the perceived technical readiness level of a project, the amount of customer participation as measured by a customer’s contribution of money, labor, know-how and/or materials, and the nature and extent to which any commercial collaboration is memorialized.

“Success in Achieving Long Term Development Project Goals” shall mean the establishment of a defined trial plan, with a specific customer’s machine targeted, coupled with the shipment of at least a specified number of trial fabrics during the Performance Period, from any of the following seven (7) currently existing development projects identified on the Corporate Research & Development Priority List: (1) Next Generation KLB/New Forming Concept; (2) CLEAN Dryer; (3) New Press Fabric Concept; (4) Next Generation Shoe Press Belt; (5) Next Generation TRANSBELT; (6) Next Generation SpunBond; (7) New Tissue Concept.

The designated programs, the specified number of orders and the incremental portion of the Performance Metric Percentage Weight attributable to such milestone are as follows:

Program	Specified Number of Orders	Incremental Weight
New Tissue Concept	10	20%
New Press Fabric Concept	15	30%
Next Generation TRANSBELT	10	10%
CLEAN Dryer	25	35%
Next Generation KLB/New Forming	15	30%
Next Generation Shoe Press Belt XMB	1	15%
Next Generation Spunbond	20	10%

The foregoing measurement goals shall be reduced, as necessary, to reflect any impact on sales and/or operating income as the result of any discontinued operations during the performance period. The amount of the reduction shall be the amount of operating income or net sales otherwise attributable to such business in the 2015 Operating Plan approved by the Company’s Board of Directors, pro-rated to reflect the timing of such divestiture.

Exhibit B

As approved by the Board February 23, 2018

DIRECTORS’ ANNUAL RETAINER PLAN

1. This Plan shall govern the annual retainer and quarterly meeting fees payable for services as a member of the Board of Directors of Albany International Corp. (“the Company”) during the period from the Annual Meeting of Stockholders of the Company in 2018 until it is amended or terminated by the Board of Directors; provided, that in no event shall any shares be paid under this plan after May 11, 2027. This Plan shall affect only the portion of the annual retainer or meeting fees to be paid in shares of Class A Common Stock (“Shares”) of the Company.

2. A portion of the amounts payable for service as a member of the Board of Directors each year shall be paid in Shares. The total number of shares to be paid to each director each year shall be determined by dividing $90,000 by the per share closing price of a share of such stock on the day of the Annual Meeting at which the election of directors for such year occurs (“the Valuation Price”), as such Valuation Price is reported for such day in the Wall Street Journal, rounded down to the nearest whole number. Any director may elect to have any withholding tax obligation arising from the distribution of shares under this Plan to be satisfied by directing the Company to withhold shares with a value equal to such obligation from the shares that would otherwise be issuable. Any election pursuant to this paragraph shall be made no later than 10 business days prior to the date of the Company’s Annual Meeting of Stockholders.

3. The portion of the annual retainer not paid in shares — that is, the aggregate dollar amount of the annual retainer for the year, as determined from time to time by the Board of Directors, less (i) the Valuation Price times (ii) the number of whole shares payable to a director for the year — shall be paid to the directors in cash at such time or times during the year as the Board of Directors shall from time to time determine. Any director may also elect to receive all or any part of the unpaid cash portion of the annual retainer in shares. The number of shares shall be determined by dividing the dollar amount of such election by the Valuation Price, as reported for such day in the Wall Street Journal, rounded down to the nearest whole number. Such shares shall be fully vested and transferable, subject to any applicable share ownership, restriction or retention guidelines or policies of the Company. Any election pursuant to this paragraph shall accompany any election for share withholding under paragraph 2 above.

4. Any shares of Class A Common Stock payable to a director under this Plan shall be delivered to the director as promptly as practicable after each Annual Meeting. Upon delivery to the director, such shares shall be fully paid, non-assessable and not subject to forfeiture.

5. This Plan may be terminated or amended by the Board of Directors at any time, subject to any applicable rules or regulations requiring approval by stockholders of the Company.

B-1-1

IMPORTANT ANNUAL MEETING INFORMATION

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789

000004

000000000.000000 ext 000000000.000000 ext

MMMMMMMMM

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., EDT, on May 11, 2018. Vote by Internet

• Go to www.envisionreports.com/AIN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors: For Withhold For Withhold For Withhold +

01 - John F. Cassidy, Jr.

02 - Edgar G. Hotard

03 - Erland E. Kailbourne

04 - Katharine L. Plourde

05 - John R. Scannell

06 - Christine L. Standish

07 - A. William Higgins

08 - Kenneth W. Krueger

09 - Olivier M. Jarrault

10 - Lee C. Wortham

For Against Abstain For Against Abstain

2. Ratification of the appointment of KPMG LLP as 3. To approve, by non-binding vote, executive compensation. independent auditor.

4. To approve the new Directors’ Annual Retainer Plan. 5. In their discretion upon other matters that may properly come before this meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

C 1234567890 J N T

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 3618171 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMM +

02RCJD

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The Proxy Statement and the 2017 Annual Report to Shareholders are available at: **www.envisionreports.com/AIN**

Proxy — Albany International Corp.

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 11, 2018.

The undersigned hereby constitutes and appoints Erland E. Kailbourne and Olivier M. Jarrault, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at The One Hundred Club, 100 Market Street, Suite 500, Portsmouth, New Hampshire, on Friday, May 11, 2018 at 9:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, the shares will be voted FOR all the nominees listed, FOR Proposals 2, 3 and 4, and in the discretion of the proxies on any other business as may properly come before the meeting.**

Participants in the Company's ProsperityPlus 401(k) Savings Plan have the right to direct Vanguard Fiduciary Trust Company, as Plan Trustee, how to vote shares of Common Stock allocated to their 401(k) plan accounts. If no such direction is given to Vanguard, Vanguard shall interpret this as a direction not to vote any such shares. If properly executed, this proxy shall give the proxies appointed above authority to direct Vanguard to vote the shares in the undersigned's 401(k) account in the manner directed. If this proxy is properly executed but no direction is given, the proxies appointed above shall direct Vanguard to vote such shares FOR all the nominees listed, FOR Proposals 2, 3 and 4, and in the discretion of the proxies on any other business as may properly come before the meeting. In order for the Plan Trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 PM Eastern Time on May 7, 2018.

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

.

IMPORTANT ANNUAL MEETING INFORMATION

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789

000004

000000000.000000 ext 000000000.000000 ext

MMMMMMMMM

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., EDT, on May 11, 2018. Vote by Internet

• Go to www.envisionreports.com/AIN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors: For Withhold For Withhold For Withhold +

01 - John F. Cassidy, Jr.

02 - Edgar G. Hotard

03 - Erland E. Kailbourne

04 - Katharine L. Plourde

05 - John R. Scannell

06 - Christine L. Standish

07 - A. William Higgins

08 - Kenneth W. Krueger

09 - Olivier M. Jarrault

10 - Lee C. Wortham

For Against Abstain For Against Abstain

2. Ratification of the appointment of KPMG LLP as 3. To approve, by non-binding vote, executive compensation. independent auditor.

4. To approve the new Directors’ Annual Retainer Plan. 5. In their discretion upon other matters that may properly come before this meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

C 1234567890 J N T

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 3618171 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMM +

02RCJD

.

MMMMMMMMMMMM

IMPORTANT ANNUAL MEETING INFORMATION

MMMMMMMMM

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

• PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

01 - John F. Cassidy, Jr. 1. Election of Directors: For Withhold 02 - Edgar G. Hotard For Withhold 03 - Erland E. Kailbourne For Withhold + 04 - Katharine L. Plourde 05 - John R. Scannell 06 - Christine L. Standish 07 - A. William Higgins 08 - Kenneth W. Krueger 09 - Olivier M. Jarrault 10 - Lee C. Wortham For Against Abstain For Against Abstain

2. Ratification of the appointment of KPMG LLP as 3. To approve, by non-binding vote, executive compensation. independent auditor. 4. To approve the new Directors’ Annual Retainer Plan. 5. In their discretion upon other matters that may properly come before this meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1UPX 3618172

+

02RCKD

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The Proxy Statement and the 2017 Annual Report to Shareholders are available at: **www.edocumentview.com/AIN**

Proxy — Albany International Corp.

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 11, 2018.

The undersigned hereby constitutes and appoints Erland E. Kailbourne and Olivier M. Jarrault, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at The One Hundred Club, 100 Market Street, Suite 500, Portsmouth, New Hampshire, on Friday, May 11, 2018 at 9:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, the shares will be voted FOR all the nominees listed, FOR Proposals 2, 3 and 4, and in the discretion of the proxies on any other business as may properly come before the meeting.**

Participants in the Company's ProsperityPlus 401(k) Savings Plan have the right to direct Vanguard Fiduciary Trust Company, as Plan Trustee, how to vote shares of Common Stock allocated to their 401(k) plan accounts. If no such direction is given to Vanguard, Vanguard shall interpret this as a direction not to vote any such shares. If properly executed, this proxy shall give the proxies appointed above authority to direct Vanguard to vote the shares in the undersigned's 401(k) account in the manner directed. If this proxy is properly executed but no direction is given, the proxies appointed above shall direct Vanguard to vote such shares FOR all the nominees listed, FOR Proposals 2, 3 and 4, and in the discretion of the proxies on any other business as may properly come before the meeting. In order for the Plan Trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 PM Eastern Time on May 7, 2018.

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IMPORTANT ANNUAL MEETING INFORMATION

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

• PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

01 - John F. Cassidy, Jr. 1. Election of Directors: For Withhold 02 - Edgar G. Hotard For Withhold 03 - Erland E. Kailbourne For Withhold + 04 - Katharine L. Plourde 05 - John R. Scannell 06 - Christine L. Standish 07 - A. William Higgins 08 - Kenneth W. Krueger 09 - Olivier M. Jarrault 10 - Lee C. Wortham For Against Abstain For Against Abstain

2. Ratification of the appointment of KPMG LLP as 3. To approve, by non-binding vote, executive compensation. independent auditor. 4. To approve the new Directors’ Annual Retainer Plan. 5. In their discretion upon other matters that may properly come before this meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1UPX 3618172

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Vote by Internet • Go to www.envisionreports.com/AIN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNNNNN000004MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Important Notice Regarding the Availability of Proxy Materials for the Albany International Corp. Stockholder Meeting to be Held on May 11, 2018.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AIN

• : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/AIN to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 27, 2018 to facilitate timely delivery.

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Stockholder Meeting Notice

Dear Albany International Corp. Stockholder:

Proposals to be considered at the Annual Meeting:

(1) Election of Directors;
(2) to ratify the appointment of KPMG LLP as the Company's independent auditors;
(3) to approve, by non-binding vote, executive compensation;
(4) to approve the new Directors' Annual Retainer Plan; and
(5) to consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on March 19, 2018 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/AIN**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Albany International" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 27, 2018.

02RCQD

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C 1234567890

Vote by Internet • Go to www.envisionreports.com/AIN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNNNNN000004MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Important Notice Regarding the Availability of Proxy Materials for the Albany International Corp. Stockholder Meeting to be Held on May 11, 2018.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AIN

• : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/AIN to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 27, 2018 to facilitate timely delivery.

2NOT COY +

02RCQD